SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)
of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☒  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

Alanco Technologies, Inc.
______________________________________
(Name of Registrant as Specified in its Charter)

_________________________________________________________
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        (1)       Title of each class of securities to which transaction applies:
          _______________________________________________
(2)       Aggregate number of securities to which transaction applies:
_______________________________________________
(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  _______________________________________________
(4)       Proposed maximum aggregate value of transaction:
_______________________________________________
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_______________________________________________

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(4)       Date Filed:
________________________________

ALANCO TECHNOLOGIES, INC.
15575 North 83rd Way, Suite 3
Scottsdale, Arizona 85260
(480) 607-1010
___________________________________

PROXY STATEMENT
___________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2011

TO THE SHAREHOLDERS OF ALANCO TECHNOLOGIES, INC.

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Alanco Technologies, Inc., an Arizona corporation (“Alanco” or the "Company"), will be held at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260, on May 10, 2011, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1    ELECTION OF DIRECTORS

Proposal No. 2    RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT
                              REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 3   APPROVAL OF THE ALANCO 2011 STOCK INCENTIVE PLAN

Proposal No. 4  APPROVAL TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY BY SELLING SUBSTANTIALLY ALL THE ASSETS OF STARTRAK
                            SYSTEMS, LLC, A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, TO ORBCOMM INC. PURSUANT TO TERMS AND CONDITIONS OF THE ASSET
                            PURCHASE AGREEMENT AMONG THE COMPANY, STARTRAK AND ORBCOMM.

Holders of the outstanding Common Stock and Preferred Stock of the Company of record at the close of business on March 28, 2011, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof.

As permitted by the rules adopted by the Securities and Exchange Commission (“SEC”), this year we are furnishing proxy materials to our stockholders over the Internet.  We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting.  We are mailing our stockholders a notice containing instructions on how to access our fiscal year end 2010 proxy statement and annual report and how to vote online.  The notice also provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to vote.  Instructions regarding the various methods of voting are contained on the proxy card, including voting by toll-free telephone number or the Internet.  If you received a paper copy of the proxy card by mail, you may still vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided.  The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

Scottsdale, Arizona                                                                                          _______________________
date____________                                                                                         CHIEF EXECUTIVE OFFICER

    _______________________
    CHIEF FINANCIAL OFFICER

ALANCO TECHNOLOGIES, INC.
15575 North 83rd Way, Suite 3
Scottsdale, Arizona 85260
(480) 607-1010

______________________________

PROXY STATEMENT
______________________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2011

GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Technologies, Inc., an Arizona corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260, on the 10th day of May 2011, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof.

In accordance with new rules approved by the SEC, it is anticipated that on or before April 9, 2011, a Notice Regarding the Availability of Proxy Materials will be mailed to the Company's shareholders of record as of the close of business on March 28, 2011.  All stockholders will have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company.  It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them.  Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

Shares not voting as a result of a proxy not marked or marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting.  Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting unless such proxies have previously been revoked.  Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting your proxy in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2010, is available to shareholders via the Internet or through request for a printed copy.  The Annual Report includes a copy of Form 10-K, which constitutes part of this proxy.  All other information included in the Annual Report does not constitute part of these proxy soliciting materials.

PROPOSALS TO BE ACTED UPON AT THE MEETING

Proposal No. 1    ELECTION OF DIRECTORS

Proposal No. 2    RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT
                              REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 3   APPROVAL OF THE ALANCO 2011 STOCK INCENTIVE PLAN

Proposal No. 4  APPROVAL TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY BY SELLING SUBSTANTIALLY ALL THE ASSETS OF STARTRAK
                            SYSTEMS, LLC, A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, TO ORBCOMM INC. PURSUANT TO TERMS AND CONDITIONS OF THE ASSET
                            PURCHASE AGREEMENT AMONG THE COMPANY, STARTRAK AND ORBCOMM.

SUMMARY OF TERMS OF PROPOSAL No. 4

The summary that follows highlights selected information contained elsewhere in this Proxy Statement.  It may not contain all of the information that is important to you.  To fully understand the sale of substantially all of the Company’s assets, and for a more complete description of the Asset Sale and related matters, you should carefully read this entire Proxy Statement, including the Asset Purchase Agreement and other documents, included in the exhibits and incorporated by reference.

Contact Information (see page 23)
Description of the Businesses of the Parties (see page 24)

•	Alanco Technologies, Inc. was incorporated in 1969 under the laws of the State of Arizona. Unless otherwise noted, the “Company” or “Alanco” refers to Alanco Technologies, Inc.

•	Alanco provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary.

•
StarTrak Systems, LLC , or “StarTrak,” located in Morris Plains, NJ, is the dominant provider of tracking, monitoring and control services to the refrigerated or “Reefer” segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain.  As an innovator and leader in tracking, monitoring and controlling refrigerated trucks, trailers, containers and container gensets, StarTrak’s ReeferTrak® RT6000 and GenTrak™ RT6000 deliver unmatched capabilities for wireless active control of the reefer environment using satellite and/or cellular wireless communication networks.

ORBCOMM Inc. (“ORBCOMM”), a Delaware corporation, is a satellite-based data communications company that operates a two-way global wireless data messaging system optimized for narrowband data communication. ORBCOMM also provides terrestrial-based cellular communication services through reseller agreements with major cellular wireless providers. ORBCOMM provides services through a constellation of 27 owned and operated low-Earth orbit satellites and accompanying ground infrastructure through which small, low power, fixed or mobile satellite subscriber communicators and cellular wireless subscriber identity modules, or SIMS, connected to the cellular wireless provider’s network, that can be connected to other public or private networks, including the Internet (collectively, the “ORBCOMM System”).

Past Contacts and Negotiations (see page __)

Reason for Sale (see page __)

•
Through December 31, 2010, Alanco has reported recurring losses from our corporate operations, including our StarTrak Systems subsidiary.  Since its acquisition by Alanco in June of 2006, StarTrak has reported cumulative operating losses of approximately $7.5 million, including operating losses in excess of $1 million for the initial six months of the current fiscal year ending June 30, 2011.  During this current fiscal year, we have had difficulty meeting our working capital requirements with current cash reserves, cash generated from operations, or borrowing under our credit line.  Due to our extended financial condition, along with other factors, including our inability to raise additional debt or equity capital on terms we feel commercially acceptable, management and our Board of Directors deemed it advisable and in the best interests of our stockholders to accept an offer from ORBCOMM to sell substantially all of StarTrak assets in accordance with the terms of the Asset Purchase Agreement and to consummate the Asset Sale.

Terms of the Transaction (see Page __)

•	Assets to be Sold. Substantially all of the assets of StarTrak will be sold to ORBCOMM, or its wholly owned subsidiary formed specifically to receive the assets, STK Acquisition, LLC.
•	Purchase Price. Total consideration payable to Alanco by ORBCOMM at the closing for substantially all of the net assets of StarTrak of approximately $18.2 million is composed of:

1.	Approximately $2 million in cash less any amount due under a term loan agreement;
2.	ORBCOMM acquisition and discharge of $3.9 million in principal under the Company’s term loan agreement;
3.	Delivery of $2.25 million face amount in Alanco Series E Convertible Preferred Stock held by ORBCOMM;
4.
Delivery of approximately 1.2 million shares of Alanco Class A Common Stock valued at approximately $1.59 million.  The valuation was based upon the closing market price at date of signing of the definitive Asset Purchase Agreement;

5.
Delivery of approximately 2.245 million shares of ORBCOMM common stock valued at approximately $6.74 million determined by multiplying the number of shares at market value upon execution of the definitive Asset Purchase Agreement; and

6.	The issuance and delivery to Alanco of approximately $1.8 million in face value of perpetual convertible preferred stock of ORBCOMM.
7.
In addition to the approximate $18.2 million purchase price, the consideration may also include up to approximately $1.2 million in additional payments of cash or ORBCOMM common stock, at ORBCOMM’s option, contingent on StarTrak’s calendar year 2011 revenue milestones.  The Agreement also provides for a working capital adjustment based upon the change in working capital (as defined) of StarTrak from November 30, 2010 through the Effective Date of the closing that is not considered in the $18.2 million of total consideration.

Closing (see Page __)

•
The closing of the transaction is conditioned upon normal occurrence for similar transactions, such as the accuracy of the parties’ representations and warranties at closing, obtaining necessary third-party consents, and lack of injunctions or similar restraints, as well as the simultaneous closing of related third-party agreements including (i) an agreement whereby ORBCOMM acquires the lender’s interest in the $3,900,000 Loan Agreement between Alanco and StarTrak as borrower, and the Anderson Family Trust, as lender, (ii) an agreement pursuant to which ORBCOMM acquires all of the Alanco common stock owned by the Anderson Family Trust and affiliates, and (iii) an agreement pursuant to which ORBCOMM acquires all of the Alanco common stock owned by Timothy Slifkin and Thomas Robinson.

•	The Agreement provides that Alanco’s obligation to close is contingent upon obtaining approval of Alanco’s shareholders of the transactions contemplated by the Agreement.

Material Terms of the Asset Purchase Agreement (see Page __)

•
The definitive asset purchase agreement sets forth the various rights and obligations of the parties to the agreement.  In addition, the Asset Purchase Agreement contains customary representations, warranties and covenants of the Company, StarTrak and ORBCOMM.

Shareholder Voting (See Page __)

•	In the event that a majority of the shares eligible to vote approve Proposal No. 4, Alanco intends to complete the transaction as detailed in the Agreement.

Use of Proceeds; Our business after the Sale (see Page __)

•	The Company, and not our stockholders, will receive all of the net proceeds from the Asset Sale. We anticipate using the net proceeds from the Asset Sale in one or more of the following ways:
1.	Repayment of any remaining unpaid interest bearing debt;
2.	Explore potential opportunities for an acquisition or merger transaction with an operating company, or;
3.	A potential distribution of all or a portion of our net assets to shareholders.

•
After completion of the Asset Sale, we will continue to operate as a public company, but we will have no on-going operations.  We are unable to assure our stockholders that we will continue to trade on the NASDAQ market because without acquiring or merging with an operating company, we cannot maintain our NASDAQ listing.  We have not made any definitive determination about our future business plans once the Asset Sale is consummated.  The Company’s directors will evaluate all possible options, including an acquisition and/or merger with an operating business whereby our shareholders would retain an ownership interest in a new “public” corporation with opportunity for future enhanced value.

Risk Factors (see Page __)

•
Investing in our securities involves significant risks.  Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is on file with the SEC.  Before casting your vote with respect to this Proxy Statement, you should carefully consider these risks as well as other information we include or incorporate by reference in this Proxy Statement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.  In addition, because we will receive a substantial number of ORBCOMM shares in exchange for the assets of StarTrak, you should also consider the Risk Factors in ORBCOMM’s most recent Annual Report on Form 10-K, as revised or supplemented by ORBCOMM’s Quarterly Reports on Form 10-Q filed with the SEC since the filing of its most recent Annual Report on Form 10-K, each of which is on file with the SEC and is incorporated by reference in this Proxy Statement.

Recommendation of the Board (see Page __)

•	The Board of Directors recommends that shareholders vote "For” the proposal to sell substantially all of the assets of its wholly owned subsidiary, StarTrak Systems, LLC, to ORBCOMM Inc.

SHARES OUTSTANDING AND VOTING RIGHTS

Effective August 26, 2010, the Company effected a 1:8 reverse stock split.  All references to both number of shares and price per share of Class A Common Stock issued and outstanding, options and warrants granted, and common stock equivalent shares are presented herein on a post-split basis.

Voting rights are vested in the holders of the Company’s Common Stock and Preferred Stock.  Only shareholders of record at the close of business on March 28, 2011, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.  As of March 28, 2011, the Company had 5,534,364 shares of Class A Common Stock issued and outstanding, 116,800 shares of Series B Convertible Preferred Stock issued and outstanding,  82,393 shares of Series D Preferred Stock issued and outstanding, and 725,000 shares of Series E Convertible Preferred Stock issued and outstanding.  Each Class A Common share is entitled to one vote, each share of Series B Convertible Preferred stock is entitled to .65 votes (the equivalent number of common shares into which the Series B Convertible Preferred Stock is convertible), each share of Series D Preferred Stock is entitled to 2.5 votes, and each share of Series E Convertible Preferred Stock is entitled to 1.5 votes.  If the number of common shares into which the Series B Preferred Stock is convertible and the voting rights of the Series D Preferred Stock and Series E Convertible Preferred Stock are considered, the total shares eligible to vote on the record date are 6,903,766 shares (“Total Voting Rights”), each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors.  No fractional shares are outstanding.  A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting.  The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to approve each proposal, except Proposal No. 4 which must receive a majority of the total votes eligible to vote for approval.

Each shareholder present, either in person or by proxy, will have cumulative voting rights with respect to the election of Directors.  Under cumulative voting, each shareholder is entitled to as many votes as is equal to the number of voting rights of the Company held by the shareholder on the Record Date multiplied by the number of directors to be elected, and such votes may be cast for any single nominee or divided among two or more nominees.  The five nominees receiving the highest number of votes will be elected to the Board of Directors.  There is no conditions precedent to the exercise of cumulative voting rights.  Unless otherwise instructed in any proxy, the persons named in the form of proxy which accompanies this Proxy Statement (the "Proxy Holders") will vote the proxies received by them for the Company’s five nominees set forth in "Election of Directors" below.  If additional persons are nominated for election as directors, the Proxy Holders intend, unless otherwise instructed in any proxy, to vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the Company's nominees as possible, and, in such event, the specific nominees for whom votes will be cast will be determined by the Proxy Holders.  If authority to vote for any nominee of the Company is withheld in any proxy, the Proxy Holders intend, unless otherwise instructed in such proxy, to vote the shares represented by such proxy, in their discretion, cumulatively for one or more of the other nominees of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each shareholder known by Alanco to be the beneficial owner of more than 5% of the outstanding Alanco Voting Rights as of March 28, 2011.  Information regarding the stock ownership of Robert R. Kauffman, Alanco Chairman and Chief Executive Officer and Timothy P. Slifkin, Director and StarTrak Chief Technology Officer, is also shown in the table in the following section, Current Directors and Executive Officers.

Five Percent Owners

		Class A
		Common		Preferred			Exercisable	Total	Total
		Shares	Series	Shares		Total	Stock	Voting	Stock,
		Owned	D and E	Owned		Voting	Options,	Rights	Options &
	Class A	Percent	Preferred	Percent		Rights	Warrants and	and	Warrants
	Common	of	Shares	Of	Total	Owned	Loan	Options	Percent of
	Shares	Class	Owned	Class	Voting	Percent	Conversion	&	Voting
	Owned	(6)	(7)	(7)	Rights (8)	of Class	Rights	Warrants	Rights (8)

ORBCOMM Inc (1)	53,906	0.97%	500,000	68.97%	803,906	11.64%	-	803,906	11.64%
Donald E. Anderson (2)	597,106	10.79%	-	-	597,106	8.65%	773,002	1,370,108	17.85%
Robert R. Kauffman (3)	232,914	4.21%	15,000	2.07%	255,414	3.70%	191,250	446,664	6.30%
Timothy P. Slifkin (4)	290,098	5.24%	13,402	16.27%	323,603	4.69%	50,313	373,916	5.38%
The Rhino Fund, LLP (5)	234,870	4.24%	50,000	60.68%	359,870	5.21%	-	359,870	5.21%

(1)
Per Schedule SC 13D/A filed with the SEC on February 28, 2011, ORBCOMM Inc. is the owner of 500,000 shares of the Company’s Series E Convertible Preferred Stock with voting rights of 750,000 shares and an additional 53,906 shares of Class A Common Stock.  The address for ORBCOMM Inc. is 2115 Linwood Avenue, Suite 100, Fort Lee, NJ 07024.

(2)
The number of shares, options and warrants owned includes:  The Anderson Family Trust, owner of 394,043 shares of Alanco Class A Common Stock, rights to 729,927 shares of Class A common Stock upon election to convert $1 million of the Line of Credit, at $1.37 per share, provided by the Anderson Family Trust to the Company; Programmed Land, Inc., owner of 202,063 shares of Alanco Class A Common Stock; all of which Mr. Anderson claims beneficial ownership; and 1,000 shares of Alanco Class A Common Stock and 43,075 exercisable options owned by Mr. Anderson.  Mr. Anderson’s address is 12000 North 90th Street, #1027, Scottsdale, Arizona 85260.

(3)
The 15,000 shares of Series E Convertible Preferred Stock owned by Mr. Kauffman represent 2.07% of the total Series E Convertible Preferred shares outstanding.   The address for Mr. Kauffman is: c/o Alanco Technologies, Inc., 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260.

(4)
In addition to the stock options shown above, Timothy P. Slifkin, Chief Technology Officer of StarTrak Systems, LLC, has 8,437 non-vested options with a vesting schedule ranging from July 13, 2011 to July 13, 2013.  The 13,402 shares of Series D Preferred Stock beneficially owned by Mr. Slifkin represent 16.27% of the total Series D Preferred shares outstanding.  The address for Mr. Slifkin is: c/o StarTrak Systems, LLC, 408 The American Road, Morris Plains, NJ 07950.

(5)
The 50,000 shares of Series D Preferred Stock owned by The Rhino Fund, LLLP, managed by Rhino Capital, Inc., a private capital management company, represent 60.68% of the total Series D Preferred shares outstanding.  The address for Rhino Capital, Inc. is 32065 Castle Court, Suite 100, Evergreen, CO  80439.

(6)
The percentages for Class A Common Stock shown are calculated based upon 5,534,364 shares of Class A Common Stock outstanding on March 28, 2011.  The percentages for Total Voting Rights are calculated based upon 6,903,766 voting rights on March 28, 2011.

(7)
Preferred Shares include Series D Preferred Stock, each share of which has 2.5 votes in matters submitted to shareholders for a vote.  As of March 28, 2011, there are 82,393 shares of Series D Preferred Stock outstanding.  Preferred Shares also include Series E Convertible Preferred Stock, each share of which has 1.5 votes in matters submitted to shareholders for a vote.  As of March 28, 2011, there are 725,000 shares of Series E Convertible Preferred Stock outstanding.  The 5% owners do not own any shares of the Series B Convertible Preferred Stock.

(8)
In calculating the percentage of ownership, option and warrant shares are deemed to be outstanding for the purpose of computing the percentage of voting rights shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of voting rights shares owned by any other stockholders.

Current Directors and Executive Officers

The following table sets forth the number of exercisable stock options and the number of shares of the Company's Class A Common Stock and Preferred Stock beneficially owned as of March 28, 2011, by individual directors and executive officers and by all directors and executive officers of the Company as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of the beneficial ownership for any other purpose.  Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.

Securities of the Registrant Beneficially Owned (1)

								Stock		Total
	Class A		Shares	Series D	Shares		Shares	Options &	Total	Stock,
	Common		Owned	And E	Owned	Total	Owned	Warrants	Voting	Options
	Stock		Percent	Preferred	Percent	Voting	Percent	Exercisable	Rights &	& Warrants
Name of	Shares		of Class	Shares	of Class	Rights	of Class	@ 03/28/11	Options &	Percent of
Beneficial Owner (2)	Owned		(7)	Owned	(7)	Owned	(7)	+ 60 days (8)	Warrants	Class (9)

Robert R. Kauffman (3)	232,914		4.21%	15,000	2.07%	255,414	3.70%	191,250	446,664	6.30%
Director/COB/CEO
John A. Carlson	37,917		0.69%	0	0.00%	37,917.55%		102,875	140,792	2.01%
Director/EVP/CFO
Harold S. Carpenter	329	(5)	0.01%	0	0.00%	329	0.00%	41,750	42,079	0.61%
Director
James T. Hecker	12,187	(6)	0.22%	0	0.00%	12,187	0.18%	39,000	51,187	0.74%
Director
Timothy P. Slifkin	290,098		5.24%	13,402	16.27%	323,603	4.69%	50,313	373,916	5.38%
Director/CTO StarTrak
Thomas C. LaVoy	19,310		0.35%	10,378	12.60%	45,255	0.66%	37,750	83,005	1.20%
Director
Donald E. Anderson (4)	597,106		10.79%	0	0.00%	597,106	8.65%	773,002	1,370,108	17.85%
Director through 10-4-10
Kevin Dahill	0		0.00%	0	0.00%	0	0.00%	50,000	50,000	0.72%
CEO StarTrak
Thomas A. Robinson	190,919		3.45%	8,613	10.45%	212,452	3.08%	54,063	266,515	3.83%
EVP – StarTrak

Officers and Directors	1,380,780		24.95%	47,393	5.87%	1,484,263	21.50%	1,340,003	2,824,266	34.2%
as a Group (9 individuals)

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally indicates voting or investment power with respect to securities.  In accordance with SEC rules, shares that may be acquired upon conversion or exercise of stock options, warrants or convertible securities which are currently exercisable or which become exercisable within 60 days are deemed beneficially owned.  Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

(2)	COB is Chairman of the Board; CEO is Chief Executive Officer; EVP is Executive Vice President; CFO is Chief Financial Officer and CTO is Chief Technology Officer.

(3)	The 15,000 shares of Series E Convertible Preferred Stock owned by Mr. Kauffman represent 2.07% of the total Series E Convertible Preferred shares outstanding.

(4)
The number of shares, options and warrants owned includes:  The Anderson Family Trust, owner of 394,043 shares of Alanco Class A Common Stock, rights to 729,927 shares of Class A common Stock upon election to convert $1 million of the Line of Credit, at $1.37 per share, provided to the Company; Programmed Land, Inc., owner of 202,063 shares of Alanco Class A Common Stock; all of which Mr. Anderson claims beneficial ownership; and 1,000 shares of Alanco Class A Common Stock and 43,075 exercisable options owned by Mr. Anderson.

(5)	Excludes 91,056 shares of Class A Common Stock owned by Heartland Systems Co., a company for which Mr. Carpenter serves as an officer. Mr. Carpenter disclaims beneficial ownership of such shares.

(6)
Excludes 234,870 shares of Class A Common Stock and 50,000 shares of Series D Preferred Stock owned by Rhino Fund LLP.  The fund is controlled by Rhino Capital Incorporated, for which Mr. Hecker serves as Treasurer and General Counsel.  Mr. Hecker disclaims beneficial ownership of such shares.

(7)
The percentages for Class A Common Stock shown are calculated based upon 5,534,364 shares of Class A Common Stock outstanding on March 28, 2011.  The percentages for Series D Preferred Stock are calculated based upon 82,393 shares of Series D Preferred Stock outstanding on March 28, 2011, each share of which has 2.5 votes in matters submitted to shareholders for a vote.  The percentages for Series E Convertible Preferred Stock are calculated based upon 725,000 shares of Series E Convertible Preferred Stock outstanding on March 28, 2011, each share of which has 1.5 votes in matters submitted to shareholders for a vote.  The percentages for Total Voting Rights are calculated based upon 6,903,766 voting rights as of March 28, 2011.

(8)
Represents unexercised stock options and warrants issued to named executive officers and directors.  All options and warrants listed that were issued to the executive officers and directors were exercisable in the period indicated.  In addition, Timothy Slifkin also holds the following options:  4,687 options exercisable in fiscal year 2012, 2,187 options exercisable in fiscal year 2013, 1,563 options exercisable in fiscal year 2014.   Thomas Robinson also holds additional options for 4,687 shares exercisable in fiscal year 2012, 2,187 options exercisable in fiscal year 2013, and 1,563 options exercisable in fiscal year 2014. Kevin Dahill also holds options for 25,000 exercisable in fiscal year 2011 and 25,000 exercisable in fiscal year 2012.

(9)
The number and percentages shown include the voting rights shares actually owned as of March 28, 2011 and the shares of common stock that the identified person or group had a right to acquire within 60 days after March 28, 2011.  The percentages shown are calculated based upon 6,903,766 voting rights as of March 28, 2011.  In calculating the percentage of ownership, option and warrant shares are deemed to be outstanding for the purpose of computing the percentage of shares owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares owned by any other stockholders.

Meetings and Committees of the Board of Directors

The Board of Directors has a Compensation/Administration Committee, which was formed in 1995 and is comprised of Messrs. Harold S. Carpenter and James T. Hecker, who are independent directors of the Company.  The Compensation/Administration Committee recommends to the Board the compensation of executive officers and serves as the Administrative Committee for the Company's Stock Option Plans.  The Compensation/Administration Committee met three times during the fiscal year ended June 30, 2010.

The Board of Directors also has an Audit/Corporate Governance Committee.  The Audit Committee was originally formed in 1995.  In September 2004, the Board of Directors approved a name change for the committee to Audit/Corporate Governance Committee to more accurately reflect the additional duties and responsibilities of the committee as required by the Sarbanes-Oxley Act of 2002.  The Audit/Corporate Governance Committee, comprised of Messrs. Harold S. Carpenter, James T. Hecker, and Thomas C. LaVoy, all of whom are independent non-employee directors of the Company who have significant business experience and are deemed to be financially knowledgeable, serves as a liaison between the Board and the Company's independent auditor.  The Audit/Corporate Governance Committee provides general oversight of the Company’s financial reporting and disclosure practices, system of internal controls, and the Company’s processes for monitoring compliance with Company policies.  The Audit/Corporate Governance Committee reviews with the Company’s independent auditors the scope of the audit for the year, the results of the audit when completed, and the independent auditor’s fee for services performed.  The Audit/Corporate Governance Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls.  The Audit/Corporate Governance Committee is comprised of independent members as defined under the National Association of Securities Dealers listing standards.  In addition to conference calls with audit committee members and the Company’s independent auditors, the Audit/Corporate Governance Committee met three times during the fiscal year ended June 30, 2010.

The final Board committee is the Nominating/Independent Directors Committee, which is comprised of Messrs. Harold S. Carpenter, James T. Hecker and Thomas C. LaVoy, all members of the Company’s Board of Directors who have been determined by the Board to meet the qualification as “independent” directors as set forth in Rule 10A-3 of the Exchange Act.  Mr. Donald Anderson was also on the Nominating/Independent Directors Committee until his resignation on October 4, 2010.  Per Board resolution, the Nominating/Independent Directors Committee approves all nominations for membership to the Company’s Board of Directors.  In addition, the Nominating/Independent Directors Committee meets in regularly scheduled executive sessions at which only the independent directors are present.

All meetings held by the Board of Directors’ committees were attended by each of the directors serving on such committees.

The Company's Board of Directors held three meetings during the fiscal year ended June 30, 2010, at which time all Directors were present except for Don Anderson, who was absent from one of the three meetings.  All current members of the Board of Directors’ committees are expected to be nominated for re-election at a meeting of the Board of Directors following the annual meeting.

Compliance with Section 16(a) of Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).  Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5’s were required, the Company believes that as of the date of this filing, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were satisfied.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued by the Company for the services rendered during the fiscal years ended June 30, 2010, 2009 and 2008  to the Company's Chief Executive Officer, Chief Financial Officer, President of the Company’s subsidiary, Alanco/TSI PRISM, Inc. (ATSI), StarTrak Systems, LLC (STS), Chief Technology Office of STS and Executive Vice President of the Company’s subsidiary, STS, whose salaries and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Executive Officers").  No stock appreciation rights ("SARs") have been granted by the Company to any of the Named Executive Officers during the last three fiscal years.

		Annual Compensation			Long-Term Compensation
Name and				Other (1)	Securities (# shares)
Principal		Annual		Annual	Underlying Options
Position		Salary	Bonus	Compensation $	Granted during FY

Robert R. Kauffman, C.E.O. FY 2010		$185,229	None	$17,400	25,000
FY 2009		233,750	None	17,400	31,250
FY 2008		247,500	None	17,400	25,000
John A. Carlson, C.F.O.
FY 2010		165,104	None	10,051	15,625
FY 2009		208,250	None	10,483	15,000
FY 2008		220,500	None	10,405	12,500
Greg M. Oester, President, ATSI (4)
FY 2010		72,328	None	None	6,250
FY 2009		135,831	None	None	6,250
FY 2008		139,050	None	None	6,250
Timothy P. Slifkin, Chief Technology Officer, STS
FY 2010		140,000	None	1,400	6,250
FY 2009	(2)	151,667	None	1,517	3,125
FY 2008		333,333	None	3,081	12,500
Thomas A. Robinson, Exec V.P., STS
FY 2010		140,000	None	1,400	6,250
FY 2009	(3)	151,667	None	1,517	3,125
FY 2008		343,333	None	3,104	12,500

(1)	Represents supplemental executive benefit reimbursement for the year and Company matching for Alanco's 401(K) Profit Sharing Plan.
(2)	Includes $156,665 compensation accrued in prior years but paid during fiscal 2008.
(3)	Includes $166,666 compensation accrued in prior years but paid during fiscal 2008.
(4)	Mr. Oester's fiscal year 2010 compensation is for part of the year as he terminated his position effective March 31, 2010.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the fiscal year ended June 30, 2010, to each of the Named Executive Officers and/or Directors and to all other employees as a group.  No stock appreciation rights ("SARs") have been granted by the Company.

INDIVIDUAL GRANTS

Name	Number of Securities Underlying Options Granted	% of Total Options Granted	Exercise Price ($/Sh)	Grant Date	Expiration Date
Robert Kauffman	25,000	8.27%	$4.00	7/13/2009	7/13/2014
John Carlson	15,625	5.17%	$4.00	7/13/2009	7/13/2014
Harold Carpenter	9,375	3.10%	$4.00	7/13/2009	7/13/2014
Donald Anderson	9,375	3.10%	$4.00	7/13/2009	7/13/2014
Thomas LaVoy	9,375	3.10%	$4.00	7/13/2009	7/13/2014
James Hecker	9,375	3.10%	$4.00	7/13/2009	7/13/2014
Timothy Slifkin	6,250	2.07%	$4.00	7/13/2009	7/13/2014
Greg Oester	6,250	2.07%	$4.00	7/13/2009	7/13/2014
Tom Robinson	6,250	2.07%	$4.00	7/13/2009	7/13/2014
Other Employees	205,625	67.98%	$2.80 - $4.00	7/13/2009- 4/20/2010	7/13/2014- 4/14/2015
Total	302,500	100.00%

All options are granted at a price not less than “grant-date market.”  During the fiscal year 413,500 previously granted stock options expired or were cancelled.

Aggregated Options and Warrants - Exercised in Last Fiscal Year and Values at Fiscal Year End

The following table sets forth the number of exercised and unexercised options and warrants held by each of the Named Executive Officers and/or Directors at June 30, 2010, and the value of the unexercised, in-the-money options at June 30, 2010.

Name	Shares Acquired On Exercise During 2010 Fiscal Year	Value Realized ($) (1)	Unexercised Options & Warrants at Fiscal Year End (Shares) (2)	Value of Unexercised In-The-Money Options & Warrants at FYE ($) (3)

Robert Kauffman	0	$0	193,250	$0
John Carlson	0	0	94,375	0
Harold Carpenter	0	0	61,925	0
James Hecker	0	0	39,800	0
Thomas LaVoy	0	0	39,550	0
Donald Anderson	0	0	191,430	0
Timothy Slifkin	0	0	46,250	0
Thomas Robinson	0	0	50,000	0

(1)	Calculated as the difference between closing price on the date exercised and the exercise price, multiplied by the number of options exercised.
(2)	Represents the number of securities underlying unexercised options and warrants that were exercisable at 2010 Fiscal Year End.
(3)
Calculated as the difference between the closing price of the Company’s Common Stock on June 30, 2010, and the exercise price for those options exercisable on June 30, 2010, with an exercise price less than the closing price, multiplied by the number of applicable options.

Options Grants  Subsequent to Fiscal Year End

No directors received stock option grants subsequent to year end.  The only named executive officer to receive stock option grants subsequent to year end was Kevin Dahill who received stock option grants for a total of 100,000 shares at a weighted average exercise price of $2.15 per share.  In addition, subsequent to year end, there were stock options for 62,500 shares granted to other employees at a weighted average option price $1.50.

Options Repriced  Subsequent to Fiscal Year End

The following table sets forth information regarding employee stock options repriced on September 16, 2010.

	Number of	Option
	Underlying	Price
	Securities	Range	New
	Options	Before	Option
Name	Repriced	Repricing	Price
Robert R. Kauffman	166,750	$4.00-$9.60	$1.50
John A. Carlson	90,625	$4.00-$9.60	$1.50
Donald E. Anderson	43,075	$4.00-$8.00	$1.50
Harold S. Carpenter	42,550	$4.00-$9.60	$1.50
James T. Hecker	38,550	$4.00-$9.60	$1.50
Thomas C. LaVoy	38,550	$4.00-$9.60	$1.50
Timothy P. Slifkin	58,750	$4.00-$8.00	$1.50
Thomas A. Robinson	58,750	$4.00-$8.00	$1.50
Other Employees	328,473	$4.00-$8.00	$1.50
Total	866,073

Employment Agreements and Executive Compensation

The Executive Officers are at-will employees without employment agreements except for Kevin Dahill who has an employment contract through September 30, 2011, subject to one-year extensions upon mutual consent thereto, as President/CEO of StarTrak at a salary of $190,000 per year plus an incentive bonus based upon the operating results of StarTrak.

Compensation of Directors

During fiscal year 2010, non-employee Directors were compensated for their services in cash ($750 per meeting per day up to a maximum of $1,500 per meeting) and through the grant of options to acquire shares of Class A Common Stock as provided by the 1996, 1998, 1999, 2000, 2002, 2004, 2005, and 2006 Directors and Officers Stock Option Plans (the “D&O Plans”) which are described below.  All Directors are entitled to receive reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings.

The 1996 Directors and Officers Stock Option Plan was approved by the Board of Directors on September 9, 1996.  Shareholders approved the 1998, 1999, 2000, 2002, 2004, 2005, and 2006 Directors and Officers Stock Option Plans on November 6, 1998, November 5, 1999, November 10, 2000, November 22, 2002, November 19, 2004, January 20, 2006, and January 30, 2007, respectively.  The purpose of the 1996, 1998, 1999, 2000, 2002, 2004, 2005, and 2006 D&O Plans is to advance the business and development of the Company and its shareholders by affording to the Directors and Officers of the Company the opportunity to acquire a proprietary interest in the Company by the grant of Options to acquire shares of the Company’s common stock.  All Directors and Executive Officers of the Company are eligible to participate in the 1996, 1998, 1999, 2000, 2002, 2004, 2005, and 2006 Plans.  Newly appointed Directors receive options to purchase shares of common stock at fair market value.  Upon each subsequent anniversary of the election to the Board of Directors, each non-employee Director may receive an additional option to purchase shares of common stock at fair market value.

Transactions with Management

Entities and a trust controlled by Mr. Donald Anderson, a past member of the Board of Directors, a more than 5% owner of the Company and trustee and beneficiary of the Anderson Family Trust, were paid interest during fiscal year 2010 in the amount of $457,900 under the Line of Credit Agreement and a Note payable that had a maximum outstanding balance of $5.7 million.

See Note 7, 10 and 16 to the consolidated financials in our Form 10-K for fiscal year ended June 30, 2010, for additional related party transactions and discussion.

AUDIT/CORPORATE GOVERNANCE COMMITTEE REPORT (1)

The Audit/Corporate Governance Committee of the Board of Directors is currently comprised of three independent directors, and operates under a written charter adopted by the Board.  The Audit/Corporate Governance Committee Charter was included as Exhibit A in the Company’s Definitive Proxy Statement filed with the SEC on October 18, 2004.  The members of the Audit/Corporate Governance Committee are Harold S. Carpenter, a CEO with over 30 years senior management experience, James T. Hecker, an attorney and CPA, and Thomas C. LaVoy, a CPA.  All three individuals are experienced in reading and understanding financial statements, and, in fact, are deemed to be financial experts as defined by audit committee requirements.

The Audit/Corporate Governance Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing an audit report or performing other audit, review or attest services for the Company.  The independent auditor reports directly to the Audit/Corporate Governance Committee.  The Audit/Corporate Governance Committee has established “whistleblower” procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Authority to engage independent counsel and other advisors has been given to the Audit/Corporate Governance Committee as it determines is necessary to carry out its duties.  The Company provides appropriate funding for the Audit/Corporate Governance Committee to compensate the independent auditors and any lawyers and advisors it employs and to fund ordinary administrative expenses of the Audit/Corporate Governance Committee that are necessary in carrying out its duties.

The Audit/Corporate Governance Committee provides general oversight of the Company’s financial reporting and disclosure practices, system of internal controls, and the Company’s processes for monitoring compliance by the Company with Company policies.  The Audit/Corporate Governance Committee reviews with the Company’s registered public accountants the scope of the audit for the year, the results of the audit when completed, and the registered independent public accountant’s fee for services performed.  The Audit/Corporate Governance Committee also recommends independent registered public accountants to the Board of Directors and reviews with management various matters related to its internal accounting controls.  During the last fiscal year, there were four meetings of the Audit/Corporate Governance Committee.

Management is responsible for the Company’s internal controls and the financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.  The Audit/Corporate Governance Committee is responsible for overseeing and monitoring the quality of the Company’s accounting and auditing practices.

The members of the Audit/Corporate Governance Committee are not professionally engaged in the practice of auditing or accounting and may not be experts in the fields of accounting or auditing, or in determining auditor independence.  Members of the Audit/Corporate Governance Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.  Accordingly, the Audit/Corporate Governance Committee's oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit/Corporate Governance Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's independent registered public accounting firm is in fact "independent."

Review of Audited Financial Statements

In this context, the Audit/Corporate Governance Committee reviewed and discussed the Company’s audited financial statements with management and with the Company’s independent auditors.  Management represented to the Audit/Corporate Governance Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  Discussions about the Company’s audited financial statements included the auditor’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements.  The Audit/Corporate Governance Committee also discussed with the auditors the matters required by Statement on Auditing Standards, (“SAS”) No. 61 “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s auditors provided to the Committee written disclosures required by the Independence Standards Board Standard No. 1 “Independence Discussion with Audit Committee.”  The Audit/Corporate Governance Committee discussed with the independent auditors their independence from the Company, and considered the compatibility of non-audit services with the auditor’s independence.

Audit Committee Pre-Approval Policies and Procedures

The fiscal year 2009 and 2010 audit services provided by Semple, Marchal & Cooper, LLP were approved by our Audit/Corporate Governance Committee.  The Audit/Corporate Governance Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services.  Under these procedures, the Audit/Corporate Governance Committee pre-approves both the type of services to be provided by our independent auditors and the estimated fees related to these services.  During the approval process, the Audit/Corporate Governance Committee considers the impact of the types of services and related fees on the independence of the auditor.  These services and fees must be deemed compatible with the maintenance of the auditor’s independence, in compliance with the SEC rules and regulations.  Throughout the year, the Audit/Corporate Governance Committee and, if necessary, the Board of Directors, reviews revisions to the estimates of audit and non-audit fees initially approved.

Recommendation

Based on the Audit/Corporate Governance Committee’s discussion with management and the independent auditors, and the Audit/Corporate Governance Committee’s review of the representations of management and the report of the independent auditors to the Audit/Corporate Governance Committee, the Audit/Corporate Governance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Securities and Exchange Commission.

AUDIT/CORPORATE GOVERNANCE COMMITTEE
James T. Hecker
Harold S. Carpenter
Thomas C. LaVoy
_______________________________
(1) The material in this report is not “soliciting material,” is not deemed filed with the commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal No. 1         ELECTION OF DIRECTORS

The Articles of Incorporation presently provide for a Board of Directors of not more than nine members.  The number of Directors of the Company has been fixed at five by the Company's Board of Directors.  The Company's Board of Directors recommends the election of the five nominees listed below to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal.  The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the five nominees for election as Directors unless otherwise instructed in such proxy.  If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

The Board recommends that the shareholders vote “FOR” Proposal 1 to elect Harold S. Carpenter, James T. Hecker, Robert R. Kauffman, Thomas C. LaVoy and John A. Carlson as directors for a one-year term expiring at the Fiscal 2011 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Nominees

All nominees for Director have been approved by the Company’s Nominating/Independent Directors Committee.  The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, and the period during which he has served as such:

Name	Age	Position	Year First Director

Harold S. Carpenter	76	Director	1995
James T. Hecker	53	Director	1997
Robert R. Kauffman	70	Director/C.O.B./C.E.O.	1998
Thomas C. LaVoy	50	Director	1998
John A. Carlson	64	Director/E.V.P./C.F.O.	1999

Business Experience of Nominees

Robert R. Kauffman:  Mr. Kauffman was appointed as Chief Executive Officer and Chairman of the Board effective July 1, 1998.  Mr. Kauffman was formerly President and Chief Executive Officer of Nasdaq-listed Photocomm, Inc., from 1988 until 1997 (since renamed Kyocera Solar, Inc.).  Photocomm was the nation's largest publicly owned manufacturer and marketer of wireless solar electric power systems with annual revenues in excess of $35 million.  Prior to Photocomm, Mr. Kauffman was a senior executive of the Atlantic Richfield Company (ARCO) whose varied responsibilities included Senior Vice President of ARCO Solar, Inc., President of ARCO Plastics Company and Vice President of ARCO Chemical Company.  Mr. Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

John A. Carlson:  Mr. Carlson, Executive Vice President and Chief Financial Officer of Alanco Technologies, Inc., joined the Company in September 1998 as Senior Vice President/Chief Financial Officer.  Mr. Carlson started his career with Price Waterhouse & Co. in Chicago, Illinois.  He has over twenty-five years of public and private financial and operational management experience, including over twelve years as Chief Financial Officer of a Fortune 1000 printing and publishing company.  Mr. Carlson earned his Bachelor of Science degree in Business Administration at the University of South Dakota, and is a Certified Public Accountant.

Harold S. Carpenter:  Mr. Carpenter is the former President of Superiorgas Co., Des Moines, Iowa, which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year.  He is also the General Partner of Superiorgas L.P., an investment company affiliated with Superiorgas Co.  Mr. Carpenter founded these companies in 1984 and 1980, respectively.  Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa, which is a real estate investment company holding properties primarily in central Iowa.  From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa, which manufactured air pollution control equipment.  Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelor of Science and Commerce degree.

James T. Hecker:  Mr. Hecker is both an Attorney and a Certified Public Accountant.  Since 1987 Mr. Hecker has been Vice President, Treasurer and General Counsel of Rhino Capital Incorporated, Evergreen, Colorado, a private capital management company.  From 1984 to 1987, Mr. Hecker was the Controller of Northern Pump Company, Minneapolis, Minnesota, a multi-state operating oil and gas company with more than 300 properties, with responsibility of all accounting and reporting functions.  Mr. Hecker received a J.D. degree from the University of Denver in 1992, and a B.B.A. degree in Accounting and International Finance from the University of Wisconsin in 1979.

Thomas C. LaVoy:  Thomas C. LaVoy has served as Chief Financial Officer of SuperShuttle International, Inc., since July 1997 and as Secretary since March 1998.  From September 1987 to February 1997, Mr. LaVoy served as Chief Financial Officer of Nasdaq-listed Photocomm, Inc.  Mr. LaVoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983.  Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University, Minnesota, and is a Certified Public Accountant.

Proposal No. 2   RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed the firm of Semple, Marchal & Cooper LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2011, and has directed that such re-appointment be submitted to our shareholders for ratification at the Annual Meeting. Our organizational documents do not require that our shareholders ratify the selection of our independent registered public accounting firm. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Semple, Marchal & Cooper LLP, but still may retain it nonetheless. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests.

Representatives of Semple, Marchal & Cooper LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

Audit Fees

The aggregate fees billed by Semple, Marchal & Cooper, LLP for professional services rendered for the audit of the Company’s annual financial statements and review of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for the fiscal years ended June 30, 2010 and 2009 were approximately $153,700 and $200,000, respectively.

Audit Related Fees

In each of the last two fiscal years, there were no fees billed for assurance related services rendered by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the “Audit Fees” paragraph above.

Tax Fees

Semple, Marchal & Cooper, LLP prepared the Company’s tax returns for state and federal purposes.  Tax return preparation fees for the fiscal years ended June 30, 2010 and 2009, were approximately $15,500 and $15,000 respectively.

All Other Fees

Other than the services described above under “Audit Fees”, during the fiscal year ended June 30, 2010, Semple, Marchal & Cooper, LLP also provided services related to filing a Form S-3 and related amendments with the Securities and Exchange Commission and billed related fees of approximately $1,600.  No such services were provided during the fiscal year ended June 30, 2009.

As part of its responsibility for oversight of the independent registered public accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by our independent registered public accountants.  In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent auditors is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved by the Audit Committee.  The Audit Committee has delegated authority to its Chairman to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit.  All services pre-approved by the Chairman of the Audit Committee must be presented at the next Audit Committee meeting for review and ratification.  All of the services provided by Semple, Marchal & Cooper LLP described above were approved by our Audit Committee.

The Company's principal accountant, Semple, Marchal & Cooper LLP, did not engage any other persons or firms other than the principal accountant's full-time, permanent employees, except for physical inventory observations performed by employees of qualified Independent Certified Public Account firms, conducted at locations in New Jersey as part of the annual audit.  Semple, Marchal & Cooper LLP, Phoenix, Arizona, was appointed as the Company's Independent Auditor for the fiscal years ended June 30, 2000, 2001, 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009 and 2010.

The Board unanimously recommends that the shareholders vote "FOR" Proposal 2 to ratify the re-appointment of Semple, Marchal & Cooper LLP as the independent registered public accounting firm of the Company.

Proposal No. 3 APPROVAL OF THE ALANCO 2011 STOCK INCENTIVE PLAN

The Company's Board of Directors approved submitting the Alanco Technologies, Inc. 2011 Stock Incentive Plan (the “2011 Plan”) to the shareholders for approval.  The Board of Directors recommends approval of the 2011 Plan.  On the effective date of the 2011 Plan, 750,000 new shares of common stock will be reserved for issuance under the 2011 Plan.  Shares issued under the 2011 Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

The following description of the 2011 Plan is a summary and is not intended to be a complete description of the 2011 Plan.  Please read the 2011 Plan attached to this proxy statement as Exhibit 99.4 for more detailed information.

Description of 2011 Plan

Purpose

The purpose of the 2011 Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and Related Companies by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

Administration

The 2011 Plan will be administered by our Board of Directors or the Compensation Committee of our Board of Directors, or any other committee appointed by the Board to administer the 2011 Plan. The Compensation Committee has the full and exclusive discretionary authority to construe and interpret the 2011 Plan and the rights granted under it and to establish rules and regulations for the administration of the 2011 Plan. The Compensation Committee may delegate to one or more of our officers, within limits prescribed by the Board of Directors or the Compensation Committee, the right to grant awards with respect to participants who are not officers or directors.

Eligibility
Awards may be granted under the 2011 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company or any Related Company.

Certain Executive Officers of the Company and its wholly owned subsidiary, StarTrak Systems, LLC, have agreed to defer a portion of their salaries to reduce the Company’s cash requirements and have provided the Company the option of paying the deferred amounts in cash or the Company’s common stock upon shareholder approval of the 2011 Plan.  If the Company elects to pay the deferred amounts in common shares, the common shares will be valued at the average five day closing price prior to the date the 2011 Plan is approved by the Company’s shareholders.  The following table represents the potential shares that could be issued in payment of deferred compensation to the individuals indicated through March 31, 2011:

Name and Position (1)	Deferred Salary Per Month	Total Deferred March 31, 2011 (2)

Robert R. Kauffman	$ 7,500	$ 67,500
Director/COB/CEO
John A. Carlson	6,500	58,500
Director/EVP/CFO
Kevin Dahill	0	0
CEO StarTrak
Thomas A. Robinson	5,000	45,000
EVP StarTrak
Timothy P. Slifkin	5,000	45,000
Director/CTO StarTrak
Executive Group	24,000	216,000
Non-Executive Director Group	0	0
Non-Executive Officer Employees	1,575	14,175
Total	$25,575	$230,175

(1) COB is Chairman of the Board; CEO is Chief Executive Officer; EVP is Executive Vice President; CFO is Chief Financial Officer and CTO is Chief Technology Officer.

(2) Calculated at the monthly deferred rate for the nine month period from July 1, 2010 to March 31, 2011.

The Company has the option of paying the deferred amounts in cash or, upon shareholder approval of the 2011 Plan, stock of the Company valued at the average five day closing market price immediately prior to approval of the 2011 Plan by the Company’s shareholders.

Types of Awards

The 2011 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options; (2) stock awards, restricted stock and stock units; (3) performance shares and performance units conditioned on meeting performance criteria; and (4) other stock or cash-based awards.

Stock Options.  Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option grant.  The exercise price of stock options under the 2011 Plan must be at least 100% of the fair market value of our common stock on the grant date.  Alternatively, if the Compensation Committee so determines in its sole discretion, the Compensation Committee may establish an exercise price equal to the average of the fair market value of our common stock over a period of up to 30 trading days.  The Compensation Committee will fix the term of each option.  Each option will be exercisable at such time or times as determined by the Compensation Committee.  Options may be exercised, in whole or in part, by payment in full of the purchase price either in cash, delivery of shares of common stock (including shares covered by the option being exercised) or delivery of other consideration, or by any combination of cash, stock and other consideration as may be determined by the Compensation Committee.  Options may also be exercised by means of a broker-assisted cashless exercise.

After termination of service, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the option agreement.

Stock Awards, Restricted Stock and Stock Units. Awards of shares of stock, or awards designated in units of stock, may be granted under the 2011 Plan.  These awards may be made subject to forfeiture restrictions at the Compensation Committee’s discretion, and the Compensation Committee may waive any such restrictions at any time in its sole discretion.  Until the lapse of any such restrictions, recipients may not dispose of their restricted stock.

Performance Awards.  Performance awards may be in the form of performance shares, which are units valued by reference to shares of stock, or performance units, which are units valued by reference to property other than stock.  Performance shares or performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Compensation Committee, and the amount of any payment may be adjusted on the basis of such further consideration as the Compensation Committee determines.  Performance awards may be paid entirely in cash, stock or other property, or in any combination of those, at the discretion of the Compensation Committee.

Other Stock- or Cash-Based Awards.  The Compensation Committee is also authorized to grant to participants under the 2011 Plan, either alone or in addition to other awards granted under the 2011 Plan, incentives payable in cash or in shares of common stock subject to terms and conditions determined by the Compensation Committee.

Shares subject to the 2011 Plan

Number of Shares Reserved for Issuance.  The 2011 Plan authorizes the issuance of up to 750,000 shares of common stock.  Shares of common stock covered by an award granted under the 2011 Plan will not be counted as used unless and until they are actually issued and delivered to a participant.  Shares relating to awards granted under the 2011 Plan that are forfeited, settled for cash or otherwise terminated, and shares withheld by or tendered in connection with the exercise of an option or other award granted under the 2011 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards, will become available for issuance under the 2011 Plan.  Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2011 Plan.  The shares of stock deliverable under the 2011 Plan will consist of authorized and unissued shares.  The Compensation Committee may adjust the aggregate number of shares or the number of shares subject to awards under the plan in the event of a change affecting shares of our common stock, such as stock dividends, recapitalization, reorganization or mergers.

Nonassignability of Awards

Unless the Compensation Committee determines otherwise, no award granted under the 2011 Plan may be sold, assigned, transferred, pledged or otherwise encumbered by a participant, other than by will, by designation of a beneficiary in a manner established by the Compensation Committee or by the laws of descent and distribution.  Each award may be exercisable only by the participant.

Amendment and Termination

Unless earlier terminated by the Board of Directors or the Compensation Committee, the 2011 Plan will terminate ten years from its effective date.  The Board of Directors or the Compensation Committee may generally amend, suspend or terminate all or a portion of the 2011 Plan at any time, as long as the rights of a participant are not materially impaired, without the participant’s consent, subject to stockholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the Compensation Committee, to qualify with tax requirements.  The Compensation Committee may amend the terms of any award granted, prospectively or retroactively, but cannot materially impair the rights of any participant without the participant’s consent.  The Compensation Committee may reprice options without stockholder approval.  Also, generally, no change or adjustment may be made to an outstanding incentive stock option, without the consent of the participant, that would cause the incentive stock option to fail to continue to qualify as an incentive stock option under the Code.

Performance-Based Compensation Under Section 162(m)

Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers in excess of $1,000,000 per person in any year.  However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit.  As the applicable Company salaries are substantially below the effective level, we do not expect the Section 162(m) limit to be applicable.  In general, the Compensation Committee determines the terms and conditions of awards.  If the Compensation Committee intends to qualify an award as “qualified performance-based compensation” under Section 162(m) of the Code, the performance goals it may choose include any or all of the following or any combination: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; customer satisfaction, employee satisfaction, services performance; or cash management or asset management metrics. Performance goals may be stated in absolute terms or relative to the performance of comparison companies.  Performance goals may relate to the performance of the Company as a whole or any business unit of the Company, as determined by the Compensation Committee.  The Compensation Committee shall have absolute discretion to reduce the amount of the award payable to any participant for any period below the maximum award determined based on the attainment of performance goals.  The Compensation Committee may waive the achievement of applicable performance goals except in the case of death or disability of a participant.

The Compensation Committee may also provide in any award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;
any reorganization and restructuring programs; extraordinary nonrecurring items as presented in accordance with the provisons of the Accounting Standards Codification ("ASC") and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of the exemption under Section 162(m) of the Code.

Company Transaction and Change in Control

Restrictions on awards granted under the 2011 Plan will terminate in certain circumstances that constitute a change in control or a merger, stock or asset sale or similar company transaction that does not involve a related party.

Change in Control.  Under the 2011 Plan, a change in control of the Company means the occurrence of any of the following events:

•
An acquisition of beneficial ownership of 40% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or a related party transaction).

•
A change in the composition of our Board of Directors during any two-year period such that the incumbent Board members cease to constitute at least a majority (not including directors whose election was approved by more than half of the incumbent Board).

Under the 2011 Plan, to maintain all of the participants’ rights in the event of a change in control of the Company (as described below), unless the Compensation Committee determines otherwise with respect to a particular award:

•	Any options become fully exercisable and vested to the full extent of the original grant.

•	Any restrictions and deferral limitations applicable to any restricted stock or stock units lapse.

•
All performance shares and performance units will be earned and payable in full at target levels, and any deferral or other restrictions lapse and such performance shares and performance units will be immediately settled or distributed.

•
Any restrictions and deferral limitations and other conditions applicable to any other awards lapse, and such other awards become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

The Compensation Committee can provide a cash-out right for awards in connection with a change in control.

Company Transaction. Under the 2011 Plan, a company transaction means the consummation of any of the following:

•	a merger or consolidation of the Company with or into any other company or other entity;

•	a sale in one transaction or a series of transactions undertaken with a common purpose of acquiring at least 50% of the Company’s outstanding voting securities; or

•	a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’ assets.

Under the 2011 Plan, a related party transaction means a company transaction pursuant to which:

•
the beneficial ownership of the Company or the resulting company remains the same with respect to at least 50% of the voting power of the outstanding voting securities in substantially the same proportions as immediately prior to such company transaction;

•
no entity (other than the Company or an affiliate) will beneficially own 40% or more of the outstanding shares of common stock of the resulting company or the voting power of the outstanding voting securities; and

•	our incumbent board will, after the company transaction, constitute at least a majority of the board of the company resulting from such company transaction.

Under the 2011 Plan, to maintain all of the participants’ rights in the event of a company transaction that is not a change in control or a related party transaction, unless the Compensation Committee determines otherwise at the time of grant with respect to a particular award or elects to cash out awards:

•
All outstanding awards (other than performance awards) become fully and immediately exercisable, and any restrictions or forfeiture provisions lapse, immediately prior to the company transaction, unless such awards are converted, assumed or replaced by the successor company.

•	Performance awards earned and outstanding become payable in full at target levels, and deferrals or other restrictions not waived by the Compensation Committee shall remain in effect.

U.S. Federal Income Tax Consequences

The following briefly describes the U.S. federal income tax consequences of the 2011 Plan generally applicable to the Company and to participants who are U.S. citizens.

Stock Options
Nonqualified Stock Options.  A participant will not recognize taxable income upon the grant of a nonqualified stock option.  Upon the exercise of a nonqualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price.  When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold.  The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.  A participant will not recognize taxable income upon the grant of an incentive stock option.  If a participant exercises an incentive stock option during employment or within three months after his or her employment ends other than as a result of death (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option).  If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price.  If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price).  Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price, increased by the amount of ordinary income, if any, the participant recognized.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Restricted Stock Awards.  Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to us by the participant for the shares.  However, no later than 30 days after a participant receives a restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt.  Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income.  When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold.  The tax basis of the shares generally will be equal to the amount, if any, paid to us by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant.  If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Performance Awards and Other Stock Unit Awards.  A participant generally will not recognize taxable income upon the grant of a performance award.  Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant generally will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid to us by the participant with respect to the award. The tax consequences of other stock unit awards will depend upon the specific terms of each award.

Tax Consequences to the Company.  In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code.

Tax Withholding.  We are authorized to withhold from any award granted or payment due under the 2011 Plan the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes.  The Compensation Committee is authorized to establish procedures for election by participants to satisfy their obligations for the payment of withholding taxes by delivery of shares of our stock or by directing us to retain stock otherwise deliverable in connection with the award.

New Plan Benefits

A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2011 Plan are discretionary. The closing price of our common stock, as reported on the Nasdaq Capital Market on March 1, 2011, was $1.43 per share.

Vote Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the resolution is required for approval of the 2011 Plan. The Board of Directors has unanimously approved the 2011 Plan and believes it to be in the best interests of the Company and our stockholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ALANCO
TECHNOLOGIES, INC. 2011 INCENTIVE STOCK  PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EXISTING EQUITY COMPENSATION PLANS

The following table gives information with respect to our existing equity compensation plans as of June 30, 2010:

	Number of		Number of Securities
	Securities to be	Weighted	Remaining Available for
	Issued upon	Average	Future Issuance under
	Exercise of	Exercise Price	Equity Compensation Plans
	Outstanding	of Outstanding	(Excluding Securities
Plan Category	Options	Options	Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	934,300	$1.91	123,600 (1)

Equity compensation plans not approved by security holders	21,500 (2)	$16.09	0

Total	955,800	$2.23	123,600

(1)
Consists of shares of common stock remaining available for issuance under the 2000 Employee Incentive Stock Option Plan (11,700 shares remaining to be issued), the 2000 Directors and Officers Stock Option Plan (3,400 remaining shares to be issued), the 2002 Employee Incentive Stock Option Plan (21,800 shares remaining to be issued), the 2002 Directors and Officers Stock Option Plan (5,400 remaining shares to be issued), the 2004 Employee Incentive Stock Option Plan (23,600 shares remaining to be issued), the 2004 Directors and Officers Stock Option Plan (10,000 remaining shares to be issued), the 2005 Employee Incentive Stock Option Plan (1,000 shares remaining to be issued), the 2005 Directors and Officers Stock Option Plan (10,000 remaining shares to be issued), the 2006 Employee Incentive Stock Option Plan (4,800 shares remaining to be issued), the 2006 Directors and Officers Stock Option Plan (31,900 remaining shares to be issued).

(2)	Consists of options issued to officers outside of any plan as an inducement at time of employment.

Proposal No. 4    APPROVAL TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY BY SELLING SUBSTANTIALLY ALL OF THE ASSETS OF STARTRAK SYSTEMS, LLC, A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, TO ORBCOMM INC. PURSUANT TO TERMS AND CONDITIONS OF THE ASSET PURCHASE AGREEMENT BETWEEN AND AMONG THE COMPANY, STARTRAK AND ORBCOMM.

Effective March 4, 2011, the Board of Directors, believing it to be in the best interest of the Company and its shareholders, approved the sale of substantially all of the assets of its wholly-owned subsidiary, StarTrak Systems, LLC, a Delaware Limited Liability Company, (“StarTrak”) to ORBCOMM Inc., a Delaware corporation, (“ORBCOMM”) pursuant to terms of the Asset Purchase Agreement (“Agreement”) dated February 23, 2011 (“Asset Sale”).  (The transaction is also considered to be the sale of substantially all of the assets of the Company.) ORBCOMM has also entered into agreements with certain shareholders of the Company, including Donald E. Anderson and certain of his affiliates, Tim P. Slifkin and Tom Robinson (“Insider Group”), to purchase their Class A Common shares, totaling approximately 1.2 million shares.   The Insider Group and Robert Kauffman, Company CEO, have agreed to vote their shares in support of the proposed transaction.  The common shares to be acquired from the Insider Group, as well as both Class A Common Stock and Series E Convertible Preferred Stock currently owned by ORBCOMM, will be contributed as part of the consideration to be paid by ORBCOMM in the transaction.

Under terms of the Agreement, the Company, and not the stockholders of the Company, will receive all of the proceeds of the Asset Sale.

TERMS OF THE ASSET PURCHASE AGREEMENT

Contact Information

The Company’s principal executive offices are located at 15575 N. 83rd Way, Ste 3, Scottsdale, Arizona 85260.  Alanco’s website is www.alanco.com and our phone number is (480) 505-4869.  Alanco’s filings, including annual reports filed on Form 10-K and quarterly reports filed on Form 10-Q can be obtained directly from the Company or from the Securities and Exchange Commission at www.sec.gov.

StarTrak Systems, LLC, a wholly owned subsidiary of the Company, is located at 408 The American Road, Morris Plains, New Jersey 07950.  StarTrak’s website address is www.startrak.com and its phone number is (973) 993-1760.  Available financial information for StarTrak Systems, LLC may be found in Alanco Securities and Exchange Commission filings under the business segment “Wireless Asset Management.”

ORBCOMM’s principal executive offices are located at 2115 Linwood Avenue, Fort Lee, New Jersey 07024, and its telephone number is (201) 363-4900.  ORBCOMM’s website is www.orbcomm.com.  ORBCOMM’s annual, quarterly, and other reports and amendments to those reports can be obtained through the Investor Relations section of its website or from the Securities and Exchange Commission at www.sec.gov.

Description of the Businesses of the Parties

Alanco Technologies, Inc.

Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary.  StarTrak is the dominant provider of tracking, monitoring and control services to the refrigerated or “Reefer” segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain.

StarTrak Systems, LLC

StarTrak Systems, LLC located in Morris Plains, NJ is the leading provider of wireless tracking, monitoring and control services to the refrigerated or “Reefer” segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain.  StarTrak has been a leader in providing wireless asset management services since its formation in 1998.  StarTrak’s current solutions are improving the efficiency and operations of refrigerated trailers, trucks, containers and railcars.  StarTrak’s network operations center in northern New Jersey manages wireless equipment deployed world-wide, including North America, Australia, Europe, the Middle East and Africa.

StarTrak is focused on delivering asset management solutions that improve customers’ operations, leading to benefits in efficiency, predictability and quality.  The company provides vertically integrated technical solutions, including project management, engineering development, software, firmware and hardware engineering and applications delivery.

StarTrak accounts for a dominant share of the refrigerated rail, intermodal and container monitoring services utilized in North America, providing information data services to its customers through a monthly subscription plan which generates significant monthly recurring revenues.

ORBCOMM Inc.

ORBCOMM Inc. (“ORBCOMM”), a Delaware corporation, is a satellite-based data communications company that operates a two-way global wireless data messaging system optimized for narrowband data communication. ORBCOMM also provides terrestrial-based cellular communication services through reseller agreements with major cellular wireless providers. ORBCOMM provides services through a constellation of 27 owned and operated low-Earth orbit satellites and accompanying ground infrastructure through which small, low power, fixed or mobile satellite subscriber communicators and cellular wireless subscriber identity modules, or SIMS, connected to the cellular wireless provider’s network, that can be connected to other public or private networks, including the Internet (collectively, the “ORBCOMM System”).

ORBCOMM products and services enable their customers and end-users to enhance productivity, reduce costs and improve security through a variety of commercial, government, and emerging homeland security applications. ORBCOMM enables its customers and end-users to achieve these benefits using a single global satellite technology standard for machine-to-machine and telematic, or M2M, data communications. Examples of assets that are connected through ORBCOMM’s M2M data communications system include trucks, trailers, railcars, containers, heavy equipment, fluid tanks, utility meters, pipeline monitoring equipment, marine vessels, and oil wells. ORBCOMM’s customers include original equipment manufacturers, or OEMs, such as Caterpillar Inc., (“Caterpillar”), Doosan Infracore America, Hitachi Construction Machinery Co., Ltd., (“Hitachi”), Hyundai Heavy Industries, Komatsu Ltd., (“Komatsu”), The Manitowoc Company and Volvo Construction Equipment, international value added resellers, such as AI (a subsidiary of I.D. Systems), value added resellers, such as XATA Corporation and American Innovations, Ltd., and U.S. government agencies.  ORBCOMM is currently authorized, either directly or indirectly, to provide its satellite communications services in over 90 countries and territories in North America, Europe, South America, Asia, Africa and Australia.

Past Contacts and Negotiations

ORBCOMM is a leading satellite data communications company, also providing cellular data messaging services through third party cellular networks.

StarTrak commenced utilization of ORBCOMM’s cellular network services in 2007.  In 2008, StarTrak acquired the assets of MicroLogic which brought approximately 1,000 assets utilizing ORBCOMM’s satellite data services into StarTrak’s operations.

StarTrak Cofounder, Mr. Tim Slifkin and ORBCOMM CEO, Mr. Marc Eisenberg had developed a business relationship over the past ten years based upon their common wireless communication industry experience and respective company’s strategic interests.

During late 2009 Messrs. Slifkin and Eisenberg began discussions relating to a possible ORBCOMM investment in Alanco/StarTrak.  Shortly thereafter, Mr. Slifkin discussed the possibility of an ORBCOMM investment with Alanco corporate management, Mr. Robert Kauffman and Mr. John Carlson, Alanco CEO and CFO, respectively, which Alanco management determined to pursue.

On December 16, 2009, a meeting was held at ORBCOMM corporate headquarters in Fort Lee, N.J. attended by ORBCOMM’s CEO, Marc Eisenberg; CFO, Robert Costantini; and VP of Business Development, Lucas Binder; StarTrak’s Mr. Slifkin and Alanco’s Mr. Kauffman to discuss a possible ORBCOMM investment in Alanco/StarTrak.

On January 8, 2010 ORBCOMM submitted a non-binding proposal to Alanco for a $2 million purchase of Alanco common stock.  Subsequent discussions between the parties resulted in preliminary agreement in late January, subject to due diligence, for an ORBCOMM purchase of $2.25 million of Alanco’s Series E Convertible Preferred Stock and further agreement for joint strategic activities.  Following a period of ORBCOMM due diligence activity, the final agreement between ORBCOMM and Alanco was executed and publicly announced on April 6, 2010 which included ORBCOMM’s $2.25 million purchase of Alanco Preferred Stock and certain strategic partnership initiatives.

In early November 2009, Imperial Capital, a Los Angeles based investment bank, initiated due diligence with certain directors of a privately-held StarTrak competitor (“Competitor”), concerning their interest in considering a merger or acquisition transaction with Alanco/StarTrak.  An initial meeting was held at Imperial Capital’s New York City offices on April 15, 2010, attended by two Competitor directors and Alanco’s Messrs. Kauffman and Carlson.  On May 4, 2010 a meeting was hosted by ORBCOMM at their operations center in Dulles, VA for Competitor and Alanco/StarTrak executives to discuss a possible combination of StarTrak and Competitor.  ORBCOMM’s stated intent was to explore enhancement of the value of their recently (4/6/10) acquired equity investment in Alanco.  Attendees were:  Competitor’s CEO and Senior VP; Alanco/StarTrak’s Messrs. Kauffman and Slifkin; and ORBCOMM’s Messrs. Einsenberg, Costantini, and Binder.  Several subsequent discussions, including exchange of summary financial statements, led to the Competitor’s non-binding preliminary proposal to Alanco to acquire substantially all of the assets of StarTrak.  This preliminary Competitor offer was reviewed by the Alanco Board of Directors at its regular quarterly meeting on September 16, 2010 in Scottsdale, Arizona and was determined to be insufficient, which response was verbally communicated to Competitor’s CEO.  Alanco management declined an opportunity to counter offer, and, in the absence of a revised offer from the Competitor, activity ceased on this potential transaction.

In late September 2010, Alanco initiated discussions with ORBCOMM regarding its their rights under terms of its initial investment agreement to participate in an additional Alanco equity financing.  ORBCOMM declined this offer, but indicated their possible interest in acquiring the StarTrak business.  Alanco responded affirmatively, and, on October 4, 2010, engaged the services of investment banker, Oberon Securities, LLC to advise the Company relative to the possible sale of StarTrak to ORBCOMM.

Negotiations between the parties formally commenced with a preliminary meeting on October 8, 2010 at StarTrak’s New Jersey offices attended by ORBCOMM, representation of ORBCOMM's investment bank, Raymond James; Alanco, StarTrak, and representative's of Alanco’s investment bank Oberon Securities, following which ORBCOMM initiated an in-depth due diligence process.

On November 11, 2010, at a meeting held at ORBCOMM’s operations headquarters in Dulles, VA attended by all parties and their respective investment advisors, ORBCOMM presented their initial non-binding proposal to acquire Alanco’s StarTrak business.  During the remainder of the month of November, 2010, primary negotiations were conducted between Alanco’s Mr. Kauffman and ORBCOMM’s Mr. Eisenberg to reach agreement, which resulted in the execution by both parties of a non-binding proposal for ORBCOMM to acquire substantially all of the assets of Alanco’s StarTrak Systems, LLC.  Following execution of the December 2010 Letter of Intent, ORBCOMM commenced further due diligence activities, primarily involving StarTrak personnel, focusing on historical and projected StarTrak financial data.  ORBCOMM, with Alanco's consent, also engaged in separate discussions with Mr. Donald Anderson, representing the Anderson Family Trust, provider of Alanco's line of credit agreement, with the objective of reaching agreement in regard to ORBCOMM's assumption of certain Alanco obligations under the line of credit.  In addition, ORBCOMM, again with Alanco's consent, engaged in discussions with Mr. Donald Anderson and his affiliates, and Mr. Slifkin and Mr. Robinson, founders of StarTrak, to reach agreement relative to ORBCOMM directly purchasing their respective Alanco stock holdings in a simultaneous transaction to the proposed asset purchase agreement.   The definitive Asset Purchase Agreement (APA) between the parties was executed on February 23, 2011.

Reason for Sale

Through December 31, 2010, Alanco has reported recurring losses from our corporate operations, including our StarTrak Systems subsidiary.  Since its acquisition by Alanco in June of 2006, StarTrak has reported cumulative operating losses of approximately $8.5 million, including operating losses in excess of $1 million for the initial six months of the current fiscal year ending June 30, 2011.  During this current fiscal year, we have had difficulty meeting our working capital requirements with current cash reserves, cash generated from operations, or borrowing under our credit line.  Due to our extended financial condition, along with other factors, including our inability to raise additional debt or equity capital on terms we feel commercially acceptable, management and our Board of Directors deemed it advisable and in the best interests of our stockholders to accept an offer from ORBCOMM to sell substantially all of StarTrak assets in accordance with the terms of the Asset Purchase Agreement and to consummate the Asset Sale.  The Asset Sale is projected to result in a significant amount of retained current assets, projected to be approximately $8 million, which would permit us to maintain our corporate public existence for a period of time allowing management and the Board of Directors to seek an attractive operating company for a possible acquisition or merger transaction or to distribute all or a substantial portion of the remaining assets to our shareholders, as the Board of Directors deems advisable.  Accordingly, management and the Board of Directors have determined that the Asset Sale is prudent at this time and in the best interests of the Company’s shareholders.

Terms of the Transaction

Assets to be Sold.  Substantially all of the assets of StarTrak will be sold to ORBCOMM, or its wholly owned subsidiary formed specifically to receive the assets, STK Acquisition, LLC.  The assets include all property leases, receivables, inventories, cash in accounts, machinery, equipment and other tangible personal property, contracts and related contract rights, advances, prepaid expenses, and deposits, intellectual property including patents issued and pending, copywrites, trademarks and trade names, including the name “StarTrak Systems,” data and records of StarTrak, the goodwill and going concern value of the business of StarTrak, and all other assets, properties and rights, other than specific retained assets.  The retained assets include certain company organizational records, any equity in StarTrak owned by Alanco and the rights of Alanco and StarTrak under the Asset Purchase Agreement.

Purchase Consideration.  The total consideration payable by ORBCOMM for substantially all of the net assets of StarTrak aggregates to approximately $18,200,000 and is composed of cash, stock of ORBCOMM, stock of Alanco and discharge of certain debt. The consideration may also include up to approximately $1.2 million in additional payments of cash or ORBCOMM stock, at ORBCOMM’s option, contingent on StarTrak’s achieving certain calendar year 2011 revenue milestones. The Agreement also provides for a working capital adjustment based upon the change in working capital, as defined, for the period from November 30, 2010 through the Effective Date of the transaction that is not considered in the $18.2 million of total consideration. The consideration to be paid at closing of the transaction consists of the following:

1.	Cash consideration in an amount equal to $2,000,000, less any amount due under the secured loan referred to in paragraph 3 below;
2.	ORBCOMM’s acquisition and discharge of the secured debt of Alanco and StarTrak owed to the Anderson Family Trust in the principal amount of $3,900,000;
3.
Cancellation and termination of all outstanding obligations of Alanco and StarTrak to ORBCOMM under the Secured Promissory Note (as defined below), including the then outstanding principal amount anticipated to be $300,000, plus interest and fees, if any, due thereunder as of the closing date;

4.	Delivery to Alanco of 500,000 shares of Series E Convertible Preferred Stock of Alanco having a face amount of $2,250,000;
5.	Delivery of approximately 1,212,500 shares of Alanco Class A Common Stock;
6.
Issuance and delivery to Mellon Investor Services LLC, as escrow agent (“Mellon”) of 249,917 shares of ORBCOMM common stock registered in the name of Alanco, which escrowed shares will be available to pay for half of the expenses and liabilities incurred as a result of certain litigation currently pending against StarTrak.  The other half of such litigation expenses and liabilities will be paid by ORBCOMM.

7.
The issuance and delivery to Mellon, as escrow agent, of 166,611 shares of ORBCOMM Stock registered in the name of Alanco, less certain reductions as described in the next sentence, which escrowed shares will be available to pay for a portion of certain product warranty costs, under certain conditions, relating to a fuel sensor sold by StarTrak.  The value, and therefore the number of shares required to be placed in escrow, shall be reduced by one half of such warranty expenses incurred by StarTrak before the closing.

8.	The issuance and delivery to Alanco of 1,987,194 shares of ORBCOMM common stock, less the number of escrowed shares of such stock described under paragraph 7 above;
9.
The issuance and delivery to Alanco of 183,550 shares of Series A Perpetual Convertible Preferred Stock of ORBCOMM having a face value of $10 per share, or $1,835,500 aggregately, which shares are entitled to a 4% annual paid-in-kind dividend and each such share shall be convertible into 1.666 shares of ORBCOMM common stock;

10.	Assumption by ORBCOMM of certain specified liabilities of StarTrak arising out of the normal course of business;
11.
The parties have agreed to adjust the Closing Consideration for changes in working capital of the StarTrak business between November 30, 2010 and the Effective Date, which is the month end closest to the closing date.  If working capital, which is defined as current assets munus current liabilities minus long-term deferred revenue, changes between November 30, 2010 and the last day of the month immediately preceding the closing, there will be a preliminary adjustment to the cash amount paid under paragraph 1 above.  Following the closing, ORBCOMM will prepare a final closing statement setting forth the working capital as of the Effective Date.  If there are additional working capital adjustments to be made as of the Effective Date, ORBCOMM will pay to Alanco the value of any working capital adjustment in cash or additional ORBCOMM common stock, at ORBCOMM's option, or if amounts are due to ORBCOMM, Alanco will return to ORBCOMm shares of ORBCOMM common stock issued under paragraph 8 above having a value equal to the working capital adjustment.

12.
In addition to the consideration to be paid at closing discussed above, up to an additional gross amount of approximately $1,170,000 in contingent payments (the “Earn Out Amount”) is payable to Alanco by ORBCOMM if certain revenue milestones of the StarTrak business are achieved for the 2011 calendar year (the “Earn-Out Period”), ranging from approximately $194,000 for total revenue of at least $20,000,000 in the Earn-Out Period to approximately $1,170,000 for total revenue of at least $24,000,000 in the Earn-Out Period.

As part of the Agreement, ORBCOMM has lent $300,000 to Alanco and StarTrak pursuant to a Secured Promissory Note of Alanco and StarTrak.  The principal accrues interest at the rate of 6% per annum, and all principal and accrued interest is due in full upon the closing of the Asset Sale, or within ten days following termination of the Agreement if the Asset Sale does not close.  The Secured Promissory Note is secured by a second lien upon all of the assets of the Company and StarTrak.

The Series A Perpetual Convertible Preferred Stock of ORBCOMM to be issued to Alanco in accordance with paragraph 9 above shall have the following powers, rights, privileges, preferences and limitations.  Without the affirmative vote of two-thirds of the aggregate number of shares of the Series A Perpetual Convertible Preferred Stock outstanding, ORBCOMM may not authorize any reclassification of the Series A Perpetual Convertible Preferred Stock that would adversely affect the preferences, special rights, privileges or voting power of the Series A Perpetual Convertible Preferred Stock, nor create or issue any class of stock ranking prior to the Series A Perpetual Convertible Preferred Stock as to dividends or distribution of assets on liquidation.  The Series A Perpetual Convertible Preferred Stock shall be convertible into 1.666 shares of  ORBCOMM common stock at any time before redemption by the holder, or by ORBCOMM after six months from its issue date, provided the market price of ORBCOMM common stock is at least $11.20 per share.  The Series A Perpetual Convertible Preferred Stock shall have voting rights as if converted into ORBCOMM common stock, and shall be paid dividends quarterly when declared by ORBCOMM’s Board of Directors in-kind at the annual rate of 4%.  The Series A Perpetual Convertible Preferred Stock can be redeemed after two years by ORBCOMM for its face value of $10.00 per share.  (See Exhibit 99.1 to this Proxy Statement for the complete Description of the powers, rights, privileges, preferences and limitations of the Series A Perpetual Convertible Preferred Stock.)

The shares of ORBCOMM common stock to be held in escrow pursuant to paragraphs  6 and 7 above, shall be held in accordance with an Escrow Agreement among Alanco, ORBCOMM and Mellon Investor Services LLC, as escrow agent, (“Mellon”).  The Escrow Agreement provides that ORBCOMM may cause Mellon to deliver shares of ORBCOMM common stock from the escrow account to compensate ORBCOMM with respect to one-half of expenses and liabilities it incurs with respect to certain litigation, or to certain product warranty matters in excess of the threshold of $600,000.  One escrow account in the amount of $750,000 for the litigation matters and another escrow account in the amount of $500,000 (subject to possible reduction) for the warranty matters are to be established, with each escrow account containing sufficient shares of ORBCOMM common stock valued at $3.001 per share to fully fund the escrow accounts.  One-half of the liabilities incurred by StarTrak with respect to the warranty matter prior to closing shall reduce the number of ORBCOMM shares to be placed into the escrow.  The other half of such pre-closing warranty liabilities incurred shall be absorbed by ORBCOMM without impact on the consideration to be paid by ORBCOMM for StarTrak assets.  The litigation escrow shall exist until depleted or final resolution of the litigation.  The warranty escrow shall terminate upon depletion or March 1, 2012.  Any remaining shares held in the escrows after termination of the escrows shall be delivered by Mellon to Alanco.  (See Exhibit 99.2 to this Proxy Statement for a copy of the Escrow Agreement to more fully understand the rights and privileges of Alanco thereunder.)

ORBCOMM has agreed to file a Registration Statement with the Securities Exchange Commission to register the shares of ORBCOMM common stock to be issued to Alanco under the Asset Purchase Agreement, as well as the shares of ORBCOMM common stock issuable upon conversion of the Series A Perpetual Convertible Preferred Stock of ORBCOMM to be issued to Alanco under the Asset Purchase Agreement.  (See Exhibit 99.3 to this Proxy Statement for a copy of the Registration Rights Agreement to more fully understand the rights and privileges of Alanco thereunder.)

Assumption of Liabilities.  The Asset Purchase Agreement requires ORBCOMM to assume certain liabilities of StarTrak in connection with ORBCOMM’s purchase of the StarTrak assets.  In particular, the liabilities to be assumed include (a) post closing liabilities under assumed contracts, (b) certain liabilities to employees of StarTrak hired by ORBCOMM at the closing, and (c) liabilities reflected on the final closing statement generally to include StarTrak’s current liabilities and long-term deferred revenue.  ORBCOMM will also assume liabilities associated with StarTrak’s leased facilities and furniture and equipment leases.

Representation and Warranties.  Each of the parties to the Asset Purchase Agreement makes customary representations and warranties in the agreement consistent with similar transactions.  In particular, Alanco and StarTrak make representations concerning their due organization and authority to enter into the agreement, that StarTrak is the owner of the assets including StarTrak’s intellectual property, financial information concerning  StarTrak given to ORBCOMM having been prepared in accordance with accounting principles generally accepted in the United States consistently applied, taxes due applicable to StarTrak have been paid, as well as representations with respect to contracts with StarTrak, litigation, environmental matters, employee matters, absence of certain material events, product warranties, insurance and certain customers and suppliers.  Alanco makes additional representations customary in connection with the private placement of ORBCOMM stock as an investment and without a plan to distribute same.  ORBCOMM makes similar representation concerning its due organization and authority, the valid issuance of the ORBCOMM stock to be issued to Alanco, its financial reports, title to its properties, litigation and its compliance with Nasdaq continued listing requirements.

Covenants of Alanco and StarTrak.  StarTrak covenants to conduct its business only in the ordinary course consistent with past practices, to allow ORBCOMM representatives access to information concerning the StarTrak business and assets pending closing, and to pursue necessary consents required to close.  Alanco and StarTrak agree not to engage in a competing business for the three-year period following closing.  StarTrak has agreed to pay any past due amounts owing to ORBCOMM at or prior to closing.  Upon closing, the name of StarTrak will be changed to a name other than “StarTrak Systems.”

Alanco and StarTrak have agreed to take necessary actions to obtain approval for the transaction from Alanco’s shareholders, and in that regard, Alanco has agreed not to entertain competing offers for StarTrak or the StarTrak assets except as may be required by law.  The Alanco Board of Directors has retained the right, consistent with its fiduciary duties, to change its recommendations to the Alanco shareholders if circumstances require.

Closing Conditions.  The closing of the transaction is conditioned upon normal occurrence for similar transactions, such as the accuracy of the parties’ representations and warranties at closing, obtaining necessary third-party consents, and lack of injunctions or similar restraints, as well as the simultaneous closing of related third-party agreements including (i) an agreement whereby ORBCOMM acquires the lender’s interest in the $3,900,000 Loan Agreement between Alanco and StarTrak as borrower, and the Anderson Family Trust, as lender, (ii) an agreement pursuant to which ORBCOMM acquires all of the Alanco common stock owned by the Anderson Family Trust and affiliates, and (iii) an agreement pursuant to which ORBCOMM acquires all of the Alanco common stock owned by Timothy Slifkin and Thomas Robinson.

Termination of Agreement.  The Agreement may be terminated prior to closing upon mutual consent of the parties, upon material default of a party, if Alanco shareholder approval is not obtained, or if the transaction does not close on or before June 30, 2011 without default of the party terminating the Agreement.

In the event the Agreement is terminated without default of any party, no party shall have liability for same and the parties shall bear their own costs and expenses.  In the event the Agreement is terminated due to the default of a party, the non-defaulting party shall have the right to pursue its contract remedies.  In the event Alanco shareholder approval is not obtained due to the existence of a competing proposal recommended by Alanco’s Board of Directors, the Agreement is terminated accordingly by Alanco or StarTrak, and another contract to sell StarTrak or its assets is entered into before February 23, 2012, then ORBCOMM shall be paid the sum of $500,000 plus its costs and expenses related to this Agreement up to a maximum of $250,000.

Indemnification. The Agreement contains customary indemnity provisions for transactions of this type requiring the parties to indemnify each other and their respective affiliates and representatives against a breach of the Agreement, requiring Alanco and StarTrak to indemnify ORBCOMM against liabilities arising from retained assets or liabilities, and requiring ORBCOMM to indemnify Alanco and StarTrak against liabilities arising from the liabilities assumed by ORBCOMM.  No party’s indemnity obligation for breaches of representations arises until the total of indemnified liabilities exceed $75,000 and then only for the excess.  Additionally,  Alanco’s and StarTrak’s indemnity liability for breaches of representations shall not exceed one-half of the consideration received for the assets if they had no knowledge of the facts creating the breach of agreement, or the full amount of the consideration received if they had such knowledge.

Fees and Expenses.  Alanco will pay all fees and expenses (including all fees of Alanco’s investment banker, counsel and accountants) incurred by the Company and StarTrak in connection with the negotiation and execution of the Asset Purchase Agreement.

Federal Income Tax Consequences.  The Asset Sale will be treated as a taxable transaction for federal and state tax purposes.  The Company believes that due to the Company’s significant tax loss carryforward, the tax impact of the transaction will not be material.

Accounting Treatment. Upon the completion of the Asset Sale, the assets and liabilities associated with the transaction will be eliminated from our consolidated balance sheet.

Use of Proceeds; Our business after the Sale

The Company, and not our stockholders, will receive all of the net proceeds from the Asset Sale.  We anticipate using the net proceeds from the Asset Sale in one or more of the following ways:

•	Repayment of any remaining unpaid interest bearing debt;
•	Explore potential opportunities for an acquisition or merger transaction with an operating company, or;
•	A potential distribution of all or a portion of our net assets to shareholders.

After completion of the Asset Sale, we will continue to operate as a public company, but we will have no on-going operations.  We are unable to assure our stockholders that we will continue to trade on the Nasdaq market because without acquiring or merging with an operating company, we cannot maintain our Nasdaq listing.  We have not made any definitive determination about our future business plans once the Asset Sale is consummated.  The Company’s directors will evaluate all possible options, including an acquisition and/or merger with an operating business whereby our shareholders would retain an ownership interest in a new “public” corporation with opportunity for future enhanced value.  We anticipate that certain general and administrative expense will be incurred until a transaction occurs or the Company is liquidated.  It is expected that these expenses will be directly related to a potential transaction, as well as maintenance of the public corporate structure, including audits, quarterly reviews and tax filings.

RISK FACTORS.

Investing in our securities involves significant risks.  Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is on file with the SEC and is incorporated by reference in this Proxy Statement.  Before casting your vote with respect to this Proxy Statement, you should carefully consider these risks as well as other information we include or incorporate by reference in this Proxy Statement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.  In addition, because we will receive a substantial number of ORBCOMM shares in exchange for the assets of StarTrak, you should also consider the Risk Factors in ORBCOMM’s most recent Annual Report on Form 10-K , as revised or supplemented by ORBCOMM’s Quarterly Reports on Form 10-Q filed with the SEC since the filing of its most recent Annual Report on Form 10-K, each of which is on file with the SEC and is incorporated by reference in this Proxy Statement.

In addition to the ongoing risks associated with investing in our stock or ORBCOMM’s stock, you should also consider the following risks associated with the Asset Sale.

•
We will incur substantial fees and costs in completing the transaction.  We will incur fees to our investment banker, Oberon Securities LLC, as well as to our legal counsel and independent auditors in concluding the transaction.  See “Fees and Expenses” under “Terms of the Transaction” above.

•
Closing of the Transaction may be delayed resulting in additional costs. If the transaction is approved by our shareholders, we still must obtain various consents from third parties, such as other contracting parties where the contract requires such consent.  If obtaining such consents is delayed, the closing of the transaction may be delayed resulting in our incurring additional expenses relating to operational costs and interest accruals.

•
We may lose our Nasdaq listing.  The Nasdaq rules require that listed companies have an operating business.  Upon consummation of the sale of the StarTrak assets to ORBCOMM, we will not have an operating business unless and until we acquire one through an acquisition, merger or otherwise.  Nasdaq may not allow us sufficient time to conclude an acquisition.  Further, if an acquisition transaction results in a change of control under Nasdaq rules, then we may have to re-qualify for a Nasdaq listing and must meet all of the initial listing requirements of Nasdaq to do so.  There is no assurance that we will be able to meet such requirements, or that Nasdaq will grant our continued or initial listing application.

•
ORBCOMM may not be able to successfully integrate the StarTrak business.  Each company’s culture and management and operational approaches are different and StarTrak must be successfully integrated into those of ORBCOMM.  There is no assurance that ORBCOMM will successfully integrate the StarTrak business into its operations as necessary to achieve anticipated revenue and profit gains.

•
ORBCOMM may not be able to retain needed StarTrak employees.  Although ORBCOMM anticipates offering employment to StarTrak employees, there is no assurance that the StarTrak employees will accept such employment on the terms offered.  Disruptions may result in the StarTrak business if experienced staff is not retained.

•
If the Asset Sale is not completed, we may have to revise our business strategy. During the past several months, management of the Company has been focused on, and has devoted significant resources to, the Asset Sale. If the Asset Sale is not completed, the Company will have to revisit its business strategy in an effort to determine what changes may be required in order for the Company to continue its operations. We may need to consider raising additional capital or financing in order to continue as a going concern if the Asset Sale is not completed. No assurance can be given whether we would be able to successfully raise capital or financing in such circumstances or, if so, under what terms.

•
Termination of the Purchase Agreement could negatively impact the Company.  If the Purchase Agreement is terminated, there may be various consequences. For example, the Company’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Asset Sale, without realizing any of the anticipated benefits of completing the Asset Sale, or the market price of the Company’s common stock could decline to the extent that the current market price reflects a market assumption that the Asset Sale will be completed. If the Purchase Agreement is terminated and the Alanco’s Board of Directors seeks another transaction or business combination, the Company’s stockholders cannot be certain that the Company will be able to find a party willing to pay an equivalent or more attractive price than the price ORBCOMM has agreed to pay in the Asset Sale. Furthermore, under certain specified circumstances, the Company will be required to pay a termination fee of $500,000 and up to $250,000 of ORBCOMM cost, if the Purchase Agreement is terminated and the Company contracts to sell StarTrak to another party

•	If the Asset Sale is not consummated by June 30, 2011, either ORBCOMM or Alanco may choose not to proceed with the Asset Sale.

Regulatory Approval

There are no United States federal or state regulatory approvals that must be obtained to consummate the Asset Sale.

Vote required

Effective March 4, 2011, the Board of directors approved the Asset Sale in accordance with the terms of the Asset Purchase Agreement, and determined it to be advisable and in the best interests of the Company and its stockholders.  Pursuant to section 10-1202 of Arizona Revised Statutes (the Company’s state of incorporation), the Asset Sale requires the approval of shareholders holding a majority of the outstanding shares of the Company eligible to vote.  As of March 28, 2011 (the “Record Date”), there were a total of 6,903,766 potential votes outstanding considering the total voting rights of the Company’s Class A Common Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock.  See “Shares Outstanding and Voting Rights” on page four of this proxy for additional discussion of the Company’s outstanding voting securities.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO SELL SUBSTANTIALLLY ALL OF THE ASSETS OF ITS WHOLLY-OWNED SUBSIDIARY, STARTRAK SYSTEMS, LLC, TO ORBCOMM INC.

UNAUDITED CONDENSED FINANCIAL STATEMENT OF
STARTRAK SYSTEMS, LLC

StarTrak Systems, LLC
(A Wholly Owned Subsidiary)
Condensed Balance Sheets (Unaudited)
As of December 31, 2010 and June 30, 2010
(dollars in thousands)

	December 31, 2010	June 30, 2010
ASSETS	(unaudited)	(unaudited)
CURRENT ASSETS
Cash	$189	$248
Accounts Receivable, Net	1,984	2,289
Inventory, Net	1,849	1,223
Prepaid Expenses and Other Current Assets	379	555
Total Current Assets	4,401	4,315

PROPERTY, PLANT AND EQUIPMENT, NET	327	233

OTHER ASSETS
Goodwill	12,575	12,575
Intangible Assets, Net	555	770
Other Assets, Net	32	174
TOTAL ASSETS	$17,890	$18,067

LIABILITIES AND MEMBER'S EQUITY
Accounts Payable & Accrued Expenses	$1,814	$1,336
Obligations Under Capital Leases	15	18
Customer Advances	177	5
Deferred Revenue	325	309
Total Current Liabilities	2,331	1,668
LONG-TERM LIABILITIES
Notes Payable, Long-term	500	500
Deferred Revenue, Long-term	330	375
Obligations Under Capital Leases, Long-term	-	5
Related Party Payable	27,809	27,655
TOTAL LIABILITIES	30,970	30,203

MEMBER'S EQUITY	(13,080)	(12,136)

TOTAL LIABILITIES AND MEMBER'S EQUITY	$17,890	$18,067

See accompanying notes to the condensed financial statements

StarTrak Systems, LLC
(A Wholly Owned Subsidiary)
Condensed Statement of Operations (Unaudited)
For the Six Months Ended December 31,
(dollars in thousands)

	2010	2009
NET SALES	$7,653	$6,604
Cost of Goods Sold	4,966	4,002
GROSS PROFIT	2,687	2,602

Selling, General and Administrative Expense	3,135	2,430
Amortization of Stock-Based Compensation	205	140
Depreciation and Amortization	256	269
OPERATING LOSS	(909)	(237)
Interest Expense, net	(35)	(66)
NET LOSS	$(944)	$(303)

BEGINNING MEMBER'S EQUITY	$(12,136)	$(11,397)

ENDING MEMBER'S EQUITY	$(13,080)	$(11,700)

See accompanying notes to the condensed financial statements

StarTrak Systems, LLC
(A Wholly Owned Subsidiary)
Condensed Statement of Cash Flows (Unaudited)
For the Six Months Ended December 31, 2010
(dollars in thousands)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(944)	$(303)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation and amortization	256	269
Stock-based compensation	205	140
Changes in operating assets and liabilities:
Accounts receivable, net	305	(526)
Inventories, net	(626)	419
Prepaid expenses and other current assets	176	12
Accounts payable and accrued expenses	478	(518)
Deferred revenue	(29)	99
Customer advances	172	27
Other assets	12	61
Net cash provided by (used in) operating activities	5	(320)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(5)	(2)
Net cash used in investing activities	(5)	(2)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of cash advance from Alanco Technologies, Inc.	(51)	286
Repayment on capital leases	(8)	(9)
Net cash used in financing activities	(59)	277

NET DECREASE IN CASH AND CASH EQUIVALENTS	(59)	(45)

CASH AND CASH EQUIVALENTS, beginning of period	248	287

CASH AND CASH EQUIVALENTS, end of period	$189	$242

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
Non-cash activities:
Fixed assets purchased with capital leases	$-	$3
Repayment of note in Parent company common stock	$-	$360
Stock-based compensation provided by Parent company	$205	$140

See accompanying notes to the consolidated financial statements

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Note A – Basis of Presentation and Recent Accounting Pronouncements

StarTrak Systems, LLC, (“StarTrak”)  is a Delaware Limited Liability Corporation providing wireless asset management services primarily to refrigerated truck segment of the transportation market.  StarTrak was acquired by Alanco Technologies, Inc. (Nasdaq: ALAN) in June of 2006 and since that time has been a wholly owned subsidiary of Alanco.  The 2006 transaction was valued, considering the Class A Common Shares issued of approximately $9,200,400, net liabilities assumed of $5,425,800 and other costs of the acquisition of $434,500, at $15,060,000.  The transaction, recorded using the purchase method of accounting, was reviewed by an independent consultant for valuation services who determined that the appropriate value of intangible assets acquired in the transaction was $2,485,300, resulting in total Goodwill from the transaction of $12,575,400.

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (continued)

The unaudited condensed financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  In our opinion, the accompanying condensed financial statements include all adjustments necessary for a fair presentation of such condensed financial statements. Interim results are not necessarily indicative of results for a full year.  Certain reclassifications may have been made to conform prior period financials to the presentation in the current reporting period.  The reclassifications had no effect on net loss.

These condensed financial statements should be read in conjunction with StarTrak’s parent company, Alanco Technologies, Inc. (the “Company”) June 30, 2010 Annual Report filed on Form 10-K. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

 The Company has stock-based compensation plans and provides stock-based compensation to StarTrak employees.  StarTrak’s stock-based compensation expense reflects stock-based compensation awards based on the estimated grant date fair value.  The value of the compensation cost is amortized at a minimum on a straight-line basis over the requisite service periods of the award (generally the option vesting term).

The estimated fair value is determined using the Black-Scholes valuation model.  Assumptions used to estimate compensation expense are determined as follows:

•
Expected term is determined under the simplified method using an average of the contractual term and vesting period of the award as appropriate statistical data required to properly estimate the expected term was not available;

•	Expected volatility of award grants made under the Company’s plans is measured using the historical daily changes in the market price of the Company’s common stock over the expected term of the award;

•	Risk-free interest rate is to approximate the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards; and,

•	Forfeitures are based on the history of cancellations of awards granted by the Company and management’s analysis of potential future forfeitures.

Long-lived assets and intangible assets – StarTrak reviews carrying values at least annually or whenever events or circumstances indicate the carrying values may not be recoverable through projected discounted cash flows.

Fair value of financial instruments – The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision.  The carrying amounts of accounts receivable, accounts payable, accrued liabilities, and notes payable approximate fair value given their short-term nature or with regards to long-term notes payable based on borrowing rates currently available to StarTrak for loans with similar terms and maturities.

Recent Accounting Pronouncements

With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the six months ended December 31, 2010, that are of significance, or potential significance, to us.

In October 2008, the EITF issued guidance which addresses the accounting when entities enter into revenue arrangements with multiple payment streams for a single deliverable or a single unit of accounting.  StarTrak has adopted the guidance which does not have an impact on its financial position and results of operations at this time.

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (continued)

In December 2010, the FASB issued guidance which addresses the pro forma disclosure requirements for business combinations.  The guidance is effective for acquisition dates on or after the beginning of the first annual reporting period after December 15, 2010.  StarTrak has adopted the guidance which does not have an impact on its financial position and results of operations at this time.

Note B – Stock-Based Compensation

The Company has several shareholder approved employee stock option plans that are available to StarTrak employees.  The plans require that options be granted at a price not less than market on date of grant and are more fully discussed in Alanco Technologies, Inc. Form 10-K for the year ended June 30, 2010.

The Company uses the Black-Scholes option pricing model to estimate fair value of stock-based awards.

Assumptions for awards of options granted during the six months ended December 31, 2010 were:

Awards granted
six months ended
December 31, 2010
Dividend yield	0%
Expected volatility	62%
Weighted-average volatility	62%
Risk-free interest rate	2% - 4%
Expected life of options (in years)	2.0 - 3.75
Weighted average grant-date fair value	$.67

Note C – Inventories

Inventories are recorded at the lower of cost or market.  During the quarter ended December 31, 2010, StarTrak wrote off obsolete inventory against the recorded reserve.  The composition of inventories as of December 31, 2010 and June 30, 2010 are summarized as follows:

	December 31,	June 30,
	2010	2010
	(unaudited)
Raw materials and purchased parts	$1,849	$1,638
Finished goods	-	-
	1,849	1,638
Less reserves for obsolescence	-	(415)
	$1,849	$1,223

Note D – Deferred Revenue

Deferred revenues at December 31, 2010 and June 30, 2010 consist of the following:

	December 31,	June 30,
	2010	2010
	(unaudited)
Deferred revenue	$655	$684
Less - current portion	(325)	(309)
Deferred revenue - long term	$330	$375

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (continued)

Note E – Notes Payable

Notes payable at both December 31, 2010 and June 30, 2010 represent a $500 thousand note initially issued to TransCore Link Logistics Corp., a StarTrak vendor, who received the note in conversion of $500 thousand in vendor payables.  The note was purchased by the Anderson Family Trust (provider of the Company’s Line of Credit) during fiscal year 2009 and is currently included as part of the Line of Credit and is secured by all of the assets of the Company.  The note accrues interest at 12% and is due on May 15, 2011.

Note F – Legal

StarTrak has recently been made a defendant concerning certain patent infringement claims as follows:

        Innovative Global Systems LLC v. StarTrak Systems, LLC, et al.  Case No.: 6:10-CV-00327.  This action is a patent infringement action venued in the United States District Court for the Eastern District of Texas.  StarTrak believes that the plaintiff’s patents are invalid due to prior art, based, in part, upon the substantial commercial activity concerning the patent claims long before the patents were applied for or issued.

       StarTrak may also, from time to time, be involved in litigation arising from the normal course of business.  As of December 31, 2010 there was no such litigation pending deemed material by the StarTrak.

Note G – Liquidity

During the six months ended December 31, 2010, StarTrak reported a net loss of approximately $944 thousand. During fiscal year ended June 30, 2010, StarTrak reported a net loss from continuing operations of approximately $739 thousand.    Although StarTrak received additional capital during prior years from its parent, the significant losses raise doubt about the ability of StarTrak to continue as a going concern.  During fiscal 2011, StarTrak expects to meet its working capital and other cash requirements with its current cash reserves, cash generated from operations, and other financing as required.  While StarTrak believes that it will succeed in raising required working capital there can be no assurance that StarTrak’s efforts will be successful.  StarTrak’s continued existence is dependent upon its ability to achieve and maintain profitable operations.  The condensed  financial statements do not include any adjustments that might result from the outcome of these uncertainties.

StarTrak Systems, LLC
(A Wholly Owned Subsidiary)
Condensed Balance Sheets (Unaudited)
As of June 30,
(dollars in thousands)

	2010	2009
ASSETS	(unaudited)	(unaudited)
CURRENT ASSETS
Cash	$248	$287
Accounts Receivable, Net	2,289	1,485
Inventory, Net	1,223	1,355
Prepaid Expenses and Other Current Assets	555	415
Total Current Assets	4,315	3,542

PROPERTY, PLANT AND EQUIPMENT, NET	233	319

OTHER ASSETS
Goodwill	12,575	12,575
Intangible Assets, Net	770	1,201
Other Assets, Net	174	340
TOTAL ASSETS	$18,067	$17,977

LIABILITIES AND MEMBER'S EQUITY
Accounts Payable & Accrued Expenses	$1,336	$2,050
Notes Payable, Current Portion	-	360
Obligations Under Capital Leases	18	15
Customer Advances	5	193
Deferred Revenue	309	248
Total Current Liabilities	1,668	2,866
LONG-TERM LIABILITIES
Notes Payable, Long-term	500	500
Deferred Revenue, Long-term	375	256
Obligations Under Capital Leases, Long-term	5	23
Related Party Payable	27,655	25,729
TOTAL LIABILITIES	30,203	29,374

MEMBER'S EQUITY	(12,136)	(11,397)

TOTAL LIABILITIES AND MEMBER'S EQUITY	$18,067	$17,977

See accompanying notes to the condensed financial statements

StarTrak Systems, LLC
(A Wholly Owned Subsidiary)
Condensed Statement of Operations (Unaudited)
For the Years Ended June 30,
(dollars in thousands)

	2010	2009
NET SALES	$14,632	$13,634
Cost of Goods Sold	8,664	9,686
GROSS PROFIT	5,968	3,948

Selling, General and Administrative Expense	5,779	5,172
Amortization of Stock-Based Compensation	292	320
Depreciation and Amortization	534	499
OPERATING LOSS	(637)	(2,043)
Interest Expense, net	(102)	(195)
NET LOSS	$(739)	$(2,238)

BEGINNING MEMBER'S EQUITY	$(11,397)	$(9,159)

ENDING MEMBER'S EQUITY	$(12,136)	$(11,397)

See accompanying notes to the condensed financial statements

StarTrak Systems, LLC
(A Wholly Owned Subsidiary)
Condensed Statements of Cash Flows (Unaudited)
For the Years Ended June 30,
(dollars in thousands)

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(739)	$(2,238)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	534	499
Stock-based compensation	292	320
Changes in operating assets and liabilities:
Accounts receivable, net	(804)	299
Inventories, net	132	669
Prepaid expenses and other current assets	(140)	(333)
Accounts payable and accrued expenses	(714)	(443)
Deferred revenue	180	(69)
Customer advances	(188)	140
Other assets	166	38
Net cash used in operating activities	(1,281)	(1,118)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(17)	(274)
Net cash used in investing activities	(17)	(274)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash advances from Alanco Technologies, Inc.	1,634	2,125
Repayment on borrowings	(360)	(600)
Repayment on capital leases	(15)	(12)
Net cash provided by financing activities	1,259	1,513

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(39)	121

CASH AND CASH EQUIVALENTS, beginning of period	287	166

CASH AND CASH EQUIVALENTS, end of period	$248	$287

SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION
Non-cash activities:
Fixed assets purchased with capital lease	$-	$50
Stock-based compensation provided by Parent company	$292	$320

See accompanying notes to the consolidated financial statements

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
Note A – Basis of Presentation and Recent Accounting Pronouncements

StarTrak Systems, LLC, (“StarTrak”)  is a Delaware Limited Liability Corporation providing wireless asset management services primarily to refrigerated truck segment of the transportation market.  StarTrak was acquired by Alanco Technologies, Inc. (Nasdaq: ALAN) in June of 2006 and since that time has been a wholly owned subsidiary of Alanco.  The

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (continued)

2006 transaction was valued, considering the Class A Common Shares issued of approximately $9,200,400, net liabilities assumed of $5,425,800 and other costs of the acquisition of $434,500, at $15,060,000.  The transaction, recorded using the purchase method of accounting, was reviewed by an independent consultant for valuation services who determined that the appropriate value of intangible assets acquired in the transaction was $2,485,300, resulting in total Goodwill from the transaction of $12,575,400.

The unaudited condensed financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  In our opinion, the accompanying condensed financial statements include all adjustments necessary for a fair presentation of such condensed financial statements. Certain reclassifications may have been made to conform prior period financials to the presentation in the current reporting period.  The reclassifications had no effect on net loss.

These condensed financial statements should be read in conjunction with StarTrak’s parent company, Alanco Technologies, Inc. (the “Company”) June 30, 2010 Annual Report filed on Form 10-K.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

The Company has stock-based compensation plans and provides stock-based compensation to StarTrak employees.  StarTrak's stock-based compensation expense reflects stock-based compensation awards based on the estimated grant date fair value.  The value of the compensation cost is amortized at a minimum on a straight-line basis over the requisite service periods of the award (generally the option vesting term).

The estimated fair value is determined using the Black-Scholes valuation model.  Assumptions used to estimate compensation expense are determined as follows:

•
Expected term is determined under the simplified method using an average of the contractual term and vesting period of the award as appropriate statistical data required to properly estimate the expected term was not available;

•	Expected volatility of award grants made under the Company’s plans is measured using the historical daily changes in the market price of the Company’s common stock over the expected term of the award;

•	Risk-free interest rate is to approximate the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards; and,

•	Forfeitures are based on the history of cancellations of awards granted by the Company and management’s analysis of potential future forfeitures.

Long-lived assets and intangible assets – StarTrak reviews carrying values at least annually or whenever events or circumstances indicate the carrying values may not be recoverable through projected discounted cash flows.

Fair value of financial instruments – The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision.  The carrying amounts of accounts receivable, accounts payable, accrued liabilities, and notes payable approximate fair value given their short-term nature or with regards to long-term notes payable based on borrowing rates currently available to StarTrak for loans with similar terms and maturities.

Recent Accounting Pronouncements

      With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the twelve months ended June 30, 2010, that are of significance, or potential significance, to us.

In October 2008, the EITF issued guidance which addresses the accounting when entities enter into revenue arrangements with multiple payment streams for a single deliverable or a single unit of accounting.  The EITF could not reach agreement on the transition of this guidance.  StarTrak is currently assessing the impact of this guidance on its financial position and results of operations.

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (continued)

In October 2009, the FASB issued guidance on revenue recognition for multiple-deliverable revenue arrangements.  The guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting.  StarTrak is currently assessing the impact of this guidance on its financial position and results of operations.

    In October 2009, the FASB issued guidance on certain revenue arrangements that include software elements which changes the accounting model for revenue arrangements that include both tangible products and software elements. The guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  StarTrak is currently assessing the impact of this guidance on its financial position and results of operations.

    In January 2010, the FASB issued guidance on improving disclosures about fair value measurements.  The guidance is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.  StarTrak is currently assessing the impact of this guidance on its financial position and results of operations.

   In January 2010, the FASB issued guidance on the accounting for distributions to shareholders with components of stock and cash.  The guidance is effective for StarTrak and believes the guidance will not have a material impact on its financial position and results of operations.

    In January 2010, the FASB issued guidance on improving disclosures about fair value measurements.  The guidance is effective for StarTrak and believes the guidance will not have a material impact on its financial position and results of operations.

    In August 2010, the FASB issued guidance on accounting for technical amendments to various SEC rules and schedules.  The guidance is effective upon issuance and StarTrak is currently assessing the impact of this guidance on its financial position and results of operations.

    In August 2010, the FASB issued guidance on accounting for various topics based on technical corrections to SEC paragraphs.  The guidance is effective upon issuance and StarTrak is current assessing the impact of this guidance on it financial position and results of operations.

Note B – Stock-Based Compensation

    The Company has several shareholder approved employee stock option plans.  The plans require that options be granted at a price not less than market on date of grant.

The Company uses the Black-Scholes option pricing model to estimate fair value of stock-based awards.

            Assumptions for awards of options granted during the years ended June 30, 2010 and 2009 were:

                                                                                                                                                 Awards Granted Years Ended
June 30, 2010     June 30, 2009
         Dividend yield                                                                                       0%                       0%
         Expected volatility                                                                               62%                     62%
         Weighted-average volatility                                                              62%                     62%
         Risk-free interest rate                                                                            4%                      4%
         Expected life of options (in years)                                                    3.75                  3.75
         Weighted average grant-date Black Scholes
           calculated fair value                                                                          $1.04                     $4.40

Note C – Inventories

Inventories consist of the following at June 30:

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (continued)

	2010	2009
Raw materials and purchased parts	$1,638	$1,955
Finished goods	-	-
	1,638	1,955
Less reserves for obsolescence	(415)	(600)
	$1,223	$1,355

Note D - Liquidity

StarTrak incurred significant losses and negative cash flows from operations during fiscal year ended June 30, 2010 and in prior fiscal years, and anticipates additional losses and negative cash flows in early fiscal year 2011.  These factors, as well as the uncertain conditions that StarTrak faces regarding its ability to secure significant contracts for  its products, creates an uncertainty about StarTrak's ability to finance its operations and remain a going concern.  Although management cannot assure that future operations will be profitable or that additional debt and/or equity capital will be raised, management believes cash balances at June 30, 2010, additional working capital anticipated to be provided by its parent company and working capital generated from StarTrak's operations, will provide adequate capital resources to maintain StarTrak's net cash requirements for the next year.  However, if additional working capital is required and not obtained through long-term debt, equity capital or operations, it could adversely affect future operations.  Accordingly, the accompanying financial statements have been prepared assuming StarTrak will continue to operate and do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note E - Property, Plant and Equipment

Property, Plant and Equipment consist of the following at June 30:

	2010	2009
Machinery and equipment	$80	$80
Furniture and office equipment	392	375
Leasehold improvement	90	90
	562	545
Less accumulated depreciation	(329)	(226)
Net book value	$233	$319

Note F – Notes Payable

Notes payable at June 30, 2010 and 2009 consist of the following:

	2010	2009
Notes payable - Tenix	$-	$360
Notes payable - Vendor	500	500
Notes payable	500	860
Less current portion	-	(360)
Notes payable - long term	$500	$500

Notes payable – Vendor at both June 30, 2010 and 2009 represent a $500 thousand note initially issued to TransCore Link Logistics Corp., a StarTrak vendor, who received the note in conversion of $500 thousand of vendor payables.  The note was purchased the Anderson Family Trust (provider of the Alanco Technologies, Inc. Line of Credit) during fiscal year 2009 and is currently secured by all of the assets of the Company.  The note accrues interest at 12% and is due on December 31, 2011.

Notes payable – Tenix represents an unsecured note assumed in the StarTrak acquisition.  The note was amended in September 2009 and transferred to Alanco Technologies, Inc. where the $360 thousand balance plus all accrued interest was converted into Alanco Class A Common Stock.

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED) (continued)

Note G – Related Party Transactions

StarTrak obtains certain software engineering services from ST Wireless, a company organized and operating under the laws of India.  Timothy P. Slifkin, a director of Alanco and StarTrak’s president, informed StarTrak and the Company that he assisted with the formation of ST Wireless in India.  ST Wireless has performed these services since the acquisition of StarTrak by Alanco in June 2006.  For the years ended June 30, 2010 and 2009, StarTrak paid ST Wireless $161,650 and $24,400, respectively, for services performed.  Mr. Slifkin represents that he has no ownership interest in ST Wireless, nor does he have any option to acquire any interest in ST Wireless, however he does have a relationship with ST Wireless as described in the following paragraph.

Mr. Slifkin has recently informed StarTrak and the Company that he owns 60% of the outstanding membership interests of August Matrix, LLC, a New Jersey limited liability company formed in 2008 to represent ST Wireless in the United States.  Since August, 2008, StarTrak has remitted all payments to August Matrix for services provided by ST Wireless to StarTrak.  Although StarTrak did not make any payment to August Matrix during fiscal year ended June 30, 2010, for the years ended June 30, 2009 and 2008, StarTrak paid August Matrix $53,800 and $205,400, respectively,   (Mr. Slifkin’s 60% portion being $32,300 and $123,200).  Mr. Slifkin further informed the Company that all of the monies paid by StarTrak to August Matrix were, in turn, paid by August Matrix to ST Wireless for the benefit of  StarTrak, and that Mr. Slifkin has received no disbursements or compensation from either August Matrix or ST Wireless.   Amounts due either ST Wireless or August Matrix at June 30, 2010 or 2009 were not deemed material.

Note H – Commitments and Contingencies

StarTrak leases certain facilities under non-cancelable operating lease agreements that expire through fiscal year 2018.  Future minimum payments under non-cancelable operating leases at June 30, 2010 for fiscal years ended 2011 through 2015 are as follows:

Years Ended	Operating
June 30,	Leases
2011	$192
2012	189
2013	189
2014	192
2015	196
Thereafter	678
$1,636

Note I – Legal

StarTrak Systems, LLC has recently been made a defendant concerning certain patent infringement claims as follows:

    Innovative Global Systems LLC v. StarTrak Systems, LLC, et al.  Case No.: 6:10-CV-00327.  This action is a patent infringement action venued in the United States District Court for the Eastern District of Texas.  StarTrak believes that the plaintiff’s patents are invalid due to prior art, based, in part, upon the substantial commercial activity concerning the patent claims long before the patents were applied for or issued.

 StarTrak may also, from time to time, be involved in litigation arising from the normal course of business.  As of June 30, 2010 there was no such litigation pending deemed material by StarTrak.

Note J – Retirement Plan

StarTrak provides a 401(k) retirement plan for its employees under the plan of its parent company, Alanco Technologies, Inc.  Employees are eligible to participate in the plan on the first of the month following 90 days of continuous employment.  Employee salary deferral rates are not restricted by the Company, however, IRS limits and limitations imposed by discrimination tests may affect the allowed salary deferral rate.  The Company matches 25% of the amount deferred by employees, matching up to 4% of an employee’s annual compensation.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTTS OF
ALANCO TECHNOLOGIES, INC. AND SUBSIDIARIES

Pages 44-47 of this Proxy Statement contain unaudited pro forma condensed consolidated financial information on Alanco and its subsidiaries.  This financial information is designed to show how the sale of assets of StarTrak to ORBCOMM Inc. might have affected historical financial statements if such asset sale had been contemplated at an earlier time.  The following unaudited pro forma condensed consolidated financial information was prepared based on the historical financial results of Alanco.  The Alanco Form 10-K for the year ended June 30, 2010 and Forms 10-Q for the quarters ended September 30, 2010 and December 31, 2010 should also be read in connection with the financial information presented.

Basis of Presentation

Unaudited pro forma balance sheet as of December 31, 2010 and the unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2010 and the year ended June 30, 2010, are based on the historical financial statements of the Company.

The unaudited pro forma condensed consolidated balance sheet date as of December 31, 2010 is presented as if the asset  sale occurred in its entirety as of that date.  The unaudited pro forma condensed consolidated statement of operations data for the six months ended December 31, 2010 is presented as if the asset sale occurred in its entirety on July 1, 2010.  The unaudited pro forma consolidated statement of operations data for the year ended June 30, 2010 is presented as if the asset sale occurred in it entirety on July 1, 2009.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the asset sale occurred during the referenced period.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and its quarterly reports on Form 10-Q for the interim periods ended September 30, 2010 and December 31, 2010.

Preparation of the pro forma information is provided for informational purposes only, and is based on assumptions considered appropriate by Alanco’s management.  The pro forma financial information is unaudited and is not necessarily indicative of the results that would have occurred if the transactions described above had been consummated as of the dates indicated, nor does it purport to represent the future financial position and the results of operations for the future periods.  In management’s opinion, all adjustments necessarily to reflect the effects of the transactions listed above have been made.

Alanco Technologies, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
December 31, 2010
Pro Forma Consolidated Unaudited Financial Information:
The following represents a pro forma condensed consolidated balance sheet as of December 31, 2010, assuming the
Company's StarTrak System, LLC sale was consummated as of that date.

	------------------------------------(Dollars in Thousands)---------------------------
	Alanco	Less:	Pro		Pro Forma
ASSETS	Consolidated	StarTrak	Forma		Consolidated
Current Assets:	(Historical)	(Historical)	Adjustments		Amounts

Cash	$538	$(189)	$2,000	(1)	$1,151
			(670)	(2)
			(228)	(3)
			(300)	(6)
Accounts Receivable, Net	1,984	(1,984)	-		-
Inventory	1,848	(1,848)	-		-
ORBCOMM common stock	-	-	5,464	(1)	5,464
ORBCOMM common stock, held in Escrow	-	-	1,250	(1)	1,250
ORBCOMM Preferred Stock	-	-	1,835	(1)	-
			(1,835)	(4)
Assets Related to Discontinued Operations	39	-	-		39
Other Current Assets	492	(379)	-		113
Total Current Assets	4,901	(4,400)	7,516		8,017

PROPERTY, PLANT AND EQUIPMENT, NET	328	(328)	-		-

OTHER ASSETS
Goodwill	12,575	(12,575)	-		-
Intangible Assets, Net	555	(555)	-		-
Other Assets, Net	32	(32)	-		-
TOTAL ASSETS	$18,391	$(17,890)	$7,516		$8,017

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts Payable & Accrued Expenses	$2,388	$(1,814)	$-		$574
Dividends Payable	52	-	(52)	(5)	-
Notes payable - current portion	4,428	(500)	(3,900)	(1)	-
			(300)	(6)
			(228)	(3)
			(500)	(8)
Capital Leases	14	(14)	-		-
Customer Advances	177	(177)	-		-
Liabilities related to discontinued operations	1,433	-	-		1,433
Deferred Revenue	325	(325)	-		-
Total Current Liabilities	8,817	(2,830)	(3,980)		2,007
LONG-TERM LIABILITIES

Deferred Revenue, Long-term	330	(330)	-		-
TOTAL LIABILITIES	9,147	(3,160)	(3,980)		2,007

PREFERRED STOCK - SERIES B CONVERTIBLE	1,154	-	-		1,154

SHAREHOLDERS' EQUITY

Series D Convertible Preferred Stock	815	-	(815)	(4)	-
Series E Convertible Preferred Stock	3,165	-	(2,250)	(1)	-
			(915)	(4)
Class A Common Stock	109,336	-	(1,588)	(1)	107,748
Accumulated Deficit	(105,226)	(14,730)	18,287	(1)	(102,892)
			52	(5)
			(670)	(2)
			(105)	(4)
			(500)	(8)
Total Shareholders' Equity	8,090	(14,730)	11,496	(7)	4,856

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$18,391	$(17,890)	$7,516		$8,017

(1)	Pro forma adjustments to reflect the sale of StarTrak Systems, LLC for consideration totaling $18.287 million, including $2 million cash, $6.714 million in ORBCOMM Common Stock, $1.835 million in ORBCOMM Preferred
Stock, the assumption of $3.9 million in Notes Payable, the surrender of $1.588 million in Alanco Common Stock valued at $1.31 per share and $2.25 million of Series E Preferred Stock held by ORBCOMM.
(2)	To record estimated costs related to the transaction including investment banking costs, legal and bonus incentives.
(3)	To reflect the payoff of an additional $228,000 in notes payable, eliminating the interest bearing debt.
(4)	The entry reflects the retirement of Alanco's remaining preferred stock with similar value of ORBCOMM preferred stock. The Company believes the transaction will facilitate the retirement of the remaining $815,000 of Series D and
$915,000 of Series E Preferred Stock with a combined stated value of $1,835,000 through an exchange with the equal face value of the ORBCOMM preferred stock received in the transaction.
(5)	To eliminate preferred stock dividends at December 31, 2010 consistent with the retirement of the Series D and Series E Preferred Stock discussed in 4 above.
(6)	To record repayment of final $300,000 balance under the Anderson Family Trust line of credit agreement.
(7)	Pro forma book value per share at 12-31-10 of $1.13 is determined by dividing the pro forma shareholder equity by the net common shares outstanding after adjusting for the 1,212,500 treasury shares to be acquired in the transaction, resulting in a pro forma common shares outstanding at December 31, 2010 of 4,295,100.
(8)	To transfer debt to corporate.

Alanco Technologies, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Six Months Ended December 31, 2010

The following represents an unaudited pro forma condensed consolidated statement of operations for the six months ended December 31, 2010, assuming the sale of StarTrak Systems, LLC was consumated on July 1, 2010.

	-----------------------------------(Dollars in Thousands)--------------------------------
	Alanco	Less:	Pro		Pro Forma
	Consolidated	StarTrak	Forma		Consolidated
	(Historical)	(Historical)	Adjustments		Amounts
Sales	$7,653	$(7,653)	$-		$-

Cost of Sales	4,967	(4,967)	-		-
Selling, General and Administrative Expense	3,722	(3,136)	-		586
Amortization of Stock Based Compensation	397	(204)	-		193
Depreciation and Amortization	256	(256)	-		-
	9,342	(8,563)	-		779
Operating Loss	(1,689)	(910)	-		(779)
Interest Expense, net	(254)	-	254	(1)	-
Other Income (Expense)	(9)	-	-		(9)
LOSS FROM CONTINUING OPERATIONS	(1,952)	(910)	254		(788)
Loss from Discontinued Operations	(100)	-	-		(100)
NET LOSS	(2,052)	(910)	254		(888)
Preferred Stock Dividend	(160)	-	99	(2)	(61)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,212)	$(910)	$353		$(949)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
Continuing Operations	$(0.37)				$(0.19)
Discontinued Operation	$(0.02)				$(0.02)
Preferred Stock Dividends	$(0.03)				$(0.02)
Net Loss Per Share Attributiable to Common Shareholders	$(0.42)				$(0.23)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	5,265,800		(1,212,500)	(3)	4,053,300

(1)	To reverse interest expense for the period based upon assumption that all interest bearing debt was paid.
(2)	Elimination of dividends for the Series E and Series D preferred shares to be retired with ORBCOMM preferred shares received in the transaction. Balance of dividends related to Series B Preferred Stock.
(3)	To adjust for Alanco Common Shares received from ORBCOMM in transaction.

Alanco Technologies, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Twelve Months Ended June 30, 2010

The following represents an unaudited pro forma condensed consolidated statement of operations for the twelve months ended June 30, 2010, assuming the sale of StarTrak Systems, LLC was consumated on July 1, 2009.

	-----------------------------------(Dollars in Thousands)--------------------------------
	Alanco	Less:	Pro		Pro Forma
	Consolidated	StarTrak	Forma		Consolidated
	(Historical)	(Historical)	Adjustments		Amounts
Sales	$14,632	$(14,632)	$-		$-

Cost of Sales	8,664	(8,664)	-		-
Selling, General and Administrative Expense	6,726	(5,780)	-		946
Amortization of Stock Based Compensation	400	(292)	-		108
Depreciation and Amortization	535	(535)	-		-
	16,325	(15,271)	-		1,054
Operating Loss	(1,693)	(639)	-		(1,054)
Interest Expense, net	(862)	-	862	(1)	-
Other Income (Expense)	(4)	-	-		(4)
LOSS FROM CONTINUING OPERATIONS	(2,559)	(639)	862		(1,058)
Loss from Discontinued Operations	(6,569)	-	-		(6,569)
NET LOSS	(9,128)	(639)	862		(7,627)
Preferred Stock Dividend	(385)	-	281	(2)	(104)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(9,513)	$(639)	$1,143		$(7,731)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED
Continuing Operations	$(0.60)				$(0.34)
Discontinued Operation	$(1.53)				$(2.13)
Preferred Stock Dividends	$(0.09)				$(0.03)
Net Loss Per Share Attributiable to Common Shareholders	$(2.22)				$(2.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	4,295,100		(1,212,500)	(3)	3,082,600

(1)	To reverse interest expense for the period based upon assumption that all interest bearing debt was paid.
(2)	Elimination of dividends for the Series E and Series D preferred shares to be retired with ORBCOMM preferred shares received in the transaction. Balance of dividends related to Series B Preferred Stock.
(3)	To adjust for Alanco Common Shares received from ORBCOMM in transaction.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  This Proxy Statement incorporates by reference documents which are not presented in this Proxy Statement or delivered to you with it.  The information incorporated by reference is an important part of this Proxy Statement and subsequent information that we and ORBCOMM file with the SEC will automatically update and supersede this information.  Any information modified or superseded will not constitute part of this Proxy Statement, except as modified or superseded.  We incorporate by reference the documents listed below and any future filings we and ORBCOMM make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing date of this Proxy Statement and before the Annual Meeting.

The following documents filed by ORBCOMM with the SEC are incorporated by reference in this Proxy Statement:

1.           ORBCOMM’s 10-K filed with the SEC on March 16, 2011
2.           ORBCOMM's 8-K filed with the SEC on March 16, 2011
3.           ORBCOMM’s SC 13D/A filed with the SEC on February 28, 2011
4.           ORBCOMM's 8-K filed with the SEC on February 24, 2011
5.           ORBCOMM's 8-K filed with the SEC on February 1, 2011

REQUEST FOR COPY OF FORM 10-K

Shareholders may receive a copy of the Form 10-K without charge via e-mail request to alanco@alanco.com, by calling the Company at 480-607-1010, or by writing to the Company to the attention of the Company’s Corporate Secretary at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING;
DISCRETIONARY AUTHORITY; OTHER BUSINESS

Any shareholder who intends to present a proposal at the annual meeting of shareholders for the year ending June 30, 2011, and have it included in the Company’s proxy materials for that meeting generally must deliver the proposal to us for our consideration not less than 120 calendar days in advance of the date of the Company’s proxy statement released to security holders in connection with the previous  year’s  annual meeting  of  security  holders and must comply  with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  In accordance with the above rule, the applicable proposal submission deadline for the 2011 annual meeting of shareholders would be December 11, 2010, however, since Alanco’s 2011 annual meeting would normally be scheduled in January 2011, we are requesting notification of a proposal by August 15, 2011.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals properly presented at the Meeting, except in circumstances where (i) the Company receives notice of the proposed matter a reasonable time before the Company begins to mail its proxy materials (including this proxy statement), and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

The Board of Directors is not aware of any other business to be considered or acted upon at the Meeting other than that for which notice is provided, but in the event other business is properly presented at the Meeting, requiring a vote of shareholders, the proxy will be voted in accordance with the judgment on such matters of the person or persons acting as proxy (except as described in the preceding paragraph).  If any matter not appropriate for action at the Meeting should be presented, the holders of the proxies shall vote against the consideration thereof or action thereon.

ROBERT R. KAUFFMAN
CHIEF EXECUTIVE OFFICER

JOHN A. CARLSON
CHIEF FINANCIAL OFFICER
Scottsdale, Arizona
March 28, 2011

Proxy Solicited by the Board of Directors of Alanco Technologies, Inc.

The undersigned hereby appoints Robert R. Kauffman and John A. Carlson, or any one of them, with full power of substitution, as attorneys-in-fact and proxies to represent the undersigned at the Annual Meeting of Shareholders of Alanco Technologies, Inc. to be held at 15575 N. 83rd Way, Suite 3, Scottsdale, Arizona, at 10:00 a.m. Mountain Standard Time, on May 10, 2010, and at any and all adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Alanco Technologies, Inc. standing in the name of the undersigned, upon such business as may properly come before the meeting, including the following as set forth hereon.

A SHAREHOLDER MAY USE CUMULATIVE VOTING FOR THE NOMINEES OF THAT PROPOSAL BY VOTING THE NUMBER OF THE SHARES HELD TIMES THE NUMBER OF DIRECTORS BEING ELECTED ON A SINGLE OR GROUP OF CANDIDATES.  SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A LINE THROUGH THE NOMINEE’S NAME(S).  FOR EXAMPLE, A SHAREHOLDER WITH 1,000 SHARES MAY CAST A TOTAL OF 5,000 VOTES (# OF SHARES X 5 DIRECTORS) FOR ALL, ONE, OR A SELECT NUMBER OF CANDIDATES.

PROPOSAL NO. 1    ELECTION TO THE BOARD OF DIRECTORS

‡  FOR Management nominees listed below equally among all the nominees OR VOTED AS FOLLOWS:

Harold S. Carpenter                        ________    Shares             James T. Hecker              ________    Shares
Robert R. Kauffman                        ________    Shares            Thomas C. LaVoy            ________   Shares
John A. Carlson                              ________    Shares

‡  WITHHOLD AUTHORITY to vote for all nominees listed above.

PROPOSAL NO. 2   RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT
                                      REGISTERED PUBLIC ACCOUNTING FIRM

‡       FOR                                ‡               AGAINST    ‡   ABSTAIN

PROPOSAL NO. 3   APROVAL OF THE ALANCO 2011 STOCK INCENTIVE PLAN

‡       FOR                                ‡               AGAINST    ‡   ABSTAIN

PROPOSAL NO. 4   APPROVAL TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY BY SELLING SUBSTANTIALLY ALL THE ASSETS OF STARTRAK
                                      SYSTEMS, LLC, A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, TO ORBCOMM INC. PURSUANT TO TERMS AND CONDITIONS OF THE
                                      ASSET PURCHASE AGREEMENT AMONG THE COMPANY, STARTRAK AND ORBCOMM.

‡       FOR                                ‡               AGAINST     ‡   ABSTAIN

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE.  IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR ALL PROPOSALS LISTED.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated_________________________________, 200_

____________________________________________                                                                                                ____________________________________________

Signature(s) should agree with the name(s) hereon.  Executors, administrators, trustees, guardians and attorneys should indicate when signing.  Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALANCO.  PLEASE SIGN AND RETURN THIS PROXY TO ALANCO TECHNOLOGIES, INC., C/O ______________________________________________.  THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.